As filed with the Securities and Exchange Commission on January
31, 1997
                                      Registration No 333- xxxxxx
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form S-4
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                       Norwest Corporation
     (Exact name of registrant as specified in its charter)
       Delaware                6711               41-0449260
(State or other         (Primary Standard        (I.R.S. Empl
jurisdiction of         Industrial               oyer
incorporation or        Classification Code      Identification
organization)           Number)                  No.)

                         Norwest Center
                       Sixth and Marquette
                Minneapolis, Minnesota 55479-1000
                          612-667-1234
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                        Stanley S. Stroup
          Executive Vice President and General Counsel
                       Norwest Corporation
                         Norwest Center
                       Sixth and Marquette
                Minneapolis, Minnesota 55479-1026
                          612-667-8858
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)


                           Copies to:
        Steve R. Wagner                  Michael D. Hurst
   Assistant General Counsel         Blanco Tackabery Combs &
    Norwest Financial, Inc.              Matamoros, P.A.
       206 Eighth Street                P.O. Drawer 25008
    Des Moines, Iowa  50309          Winston-Salem, NC  27114


   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.






   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                CALCULATION OF REGISTRATION FEE
    Title of       Amount     Proposed     Proposed    Amount of
   Securities       to Be      Maximum     Maximum    Registrati
     to Be       Registered   Offering    Aggregate       on
   Registered                   Price      Offering       Fee
                              Per Share     Price
  Common Stock     550,000       N/A      $5,561,500   $1,685.30
 (par value $1-  shares (2)                  (3)
 2/3 per share)
      (1)

(1)Each share of the registrant's common stock includes one preferred stock purchase right.
(2)Based upon the maximum number of shares that may be issued in the transaction described herein.
(3)Estimated solely for the purpose of computing the registration fee, in accordance with Rule 457(f), based upon the book value as of September 30, 1996 of all shares of common to be acquired by the registrant in the transaction described herein.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.









                                                           , 1997
Dear Shareholder:

    A special meeting of shareholders of The United Group, Inc. ("United") will be held on _______________, 1997 to approve the Agreement and Plan of Reorganization dated as of November 1, 1996, as amended by an amendment thereto dated January 28, 1997 (the "Merger Agreement") between United and Norwest Corporation ("Norwest") pursuant to which United will become a wholly-owned subsidiary of Norwest (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, you will be entitled to receive approximately $16.83 worth of Norwest common stock for each share of United common stock owned by you immediately prior to the Merger. The value of the Norwest common stock (and thus the number of shares of Norwest common stock) you will be entitled to receive will be based on the average of the closing prices of a share of Norwest common stock as reported on the NYSE during the period of 10 trading days ending on the day before the special meeting.

    United's  board of directors has, by unanimous  vote  of  all
directors  present,  approved  the  Merger  Agreement  as   being
advisable and in your best interests as a shareholder of United and recommends that you approve the Merger Agreement.

    Enclosed with this letter are a notice of special meeting, which sets forth the time and location of the special meeting, and a Proxy Statement - Prospectus, which describes in more detail the terms and conditions of the Merger and discusses the background of and reasons for the Merger. Please carefully review and consider the information in the Proxy Statement - Prospectus. The Merger Agreement is included in the Proxy Statement - Prospectus as Appendix A. Additional information concerning Norwest, including its most recent annual report on Form 10-K and its quarterly reports on Form 10-Q for the current year, may be obtained from Norwest as indicated in the Proxy Statement - Prospectus under the section entitled "Incorporation of Certain Documents by Reference."

    Your vote is very important. The Merger will not occur unless it is approved by the holders of the required number of shares of United common stock.

    Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, regardless of whether you plan to attend the special meeting. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.




                                   Bill G. Beaver
                                   President and Director







                     THE UNITED GROUP, INC.
                  5960 Fairview Road, Suite 203
                Charlotte, North Carolina  28210
                         (704) 554-9280

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
          TO BE HELD ON                          , 1997

    A special meeting (the "Special Meeting") of shareholders of The United Group, Inc., a North Carolina corporation ("United"), will be held at the Ramada Limited Motel, Ramada Drive, Clemmons, North Carolina, on _________ ___, 1997 at 10:00 a.m., eastern time, for the following purposes:

        1. To approve the Agreement and Plan of Reorganization dated November 1, 1996, as amended by an amendment thereto dated January 28, 1997 (the "Merger Agreement") between United and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will merge with and into United and United will become a wholly-owned subsidiary of Norwest, upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is attached as an
     appendix      to      the      accompanying       Proxy
     Statement - Prospectus.

        2.   To transact such other business as may properly
     come   before  the  meeting  or  any  adjournments   or
     postponements thereof.

    Only shareholders of record on the books of United at the close of business on December 31, 1996 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof.

    Your     attention    is    directed     to     the     Proxy
Statement - Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                               By Order of the Board of
Directors


                               Kenneth M. O'Connell
                               Secretary
           , 1997

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND PROMPTLY MAIL IT IN
 THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED
  IN THE PROXY STATEMENT - PROSPECTUS AT ANY TIME BEFORE IT IS
                           EXERCISED.
   PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME .

<PAGE 1>
                     THE UNITED GROUP, INC.
                         PROXY STATEMENT
              For a Special Meeting of Shareholders


                       NORWEST CORPORATION
                           PROSPECTUS
                     Shares of Common Stock

   This Proxy Statement - Prospectus is being provided to you in connection with the solicitation of your proxy by the board of directors of The United Group, Inc. ("United") for use at a special meeting of United's shareholders to be held on , 1997 (the "Special Meeting"). United's board of directors has called the Special Meeting to approve the Agreement and Plan of Reorganization dated November 1, 1996, as amended by an amendment thereto dated January 28, 1997 (including all exhibits, the "Merger Agreement") between United and Norwest Corporation ("Norwest") a copy of which is attached as an appendix to the accompanying Proxy Statement - Prospectus.

   The Merger Agreement provides for the merger of a wholly-owned subsidiary of Norwest with and into United (the "Merger"), with the net effect of the Merger being that United will become a wholly-owned subsidiary of Norwest. If the Merger Agreement is approved and the Merger becomes effective, you will be entitled to receive approximately $16.83 worth of Norwest common stock, par value of $1-2/3 per share ("Norwest Common Stock"), for each share of United common stock, no par value ("United Common Stock"), owned by you immediately prior to the Merger. The value of the Norwest Common Stock (and thus the number of shares of
Norwest Common Stock) you will be entitled to receive will be based on the average of the closing prices of a share of Norwest common stock as reported on the New York Stock Exchange during the period of 10 trading days ending on the day before the Special Meeting. This average is referred to as the "Norwest Measurement Price." For example, if the Norwest Measurement Price is $40, you will be entitled to receive approximately
0.4208 of a share of Norwest Common Stock for each share of United Common Stock; if the Norwest Measurement Price of $45, you will be entitled to receive approximately 0.3740 of a share of Norwest Common Stock. The closing price of a share of Norwest Common Stock on the effective date of the Merger may be higher or lower than the Norwest Measurement Price.

   A copy of the Merger Agreement has been included in this Proxy
Statement - Prospectus as Appendix A and is incorporated herein by reference.

   Norwest has filed a registration statement on Form S-4 (File No. 333- ) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Norwest Common Stock to be issued in the Merger. In addition to serving as the proxy statement of United in connection with the Special Meeting, this document constitutes the prospectus of Norwest filed as part of the Registration Statement.

   Norwest Common Stock trades on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CHX") under the symbol NOB. The closing price
<PAGE 2>
   of   Norwest  Common  Stock  as  reported  on  the   NYSE   on
___________,  1997  was  $_______  per  share.    There   is   no
established public market for shares of United Common Stock.



   Norwest, its banking subsidiaries and many of its nonbanking subsidiaries are subject to significant regulation by a number of federal and state agencies. This regulation may affect Norwest's earnings and/or restrict its ability to pay dividends on Norwest Common Stock. See "CERTAIN REGULATORY AND OTHER CONSIDERATIONS PERTAINING TO NORWEST."

   The shares of Norwest Common Stock offered by this Proxy Statement - Prospectus are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Norwest and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT - PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


   All  information concerning Norwest contained  in  this  Proxy
Statement  -  Prospectus has been provided by  Norwest,  and  all
information   concerning   United   contained   in   this   Proxy
Statement - Prospectus has been provided by United.

   This Proxy Statement - Prospectus is dated as of _____________ ____, 1997 and, together with the accompanying form of proxy, is first being mailed to shareholders of United on or about ___________ ____, 1997.
<PAGE 3>
                        TABLE OF CONTENTS
                                                             Page

AVAILABLE INFORMATION                                         5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE               5
DOCUMENTS ENCLOSED WITH THIS PROXY STATEMENT - PROSPECTUS     7
EXPLANATORY NOTE AND DEFINITIONS OF CERTAIN TERMS             7
SUMMARY                                                       8
    Parties to the Merger                                     8
    Special Meeting and Vote Required                         9
    The Merger                                                9
    Market Information                                       11
    Comparison of Rights of Holders of United Common Stock and
       Norwest Common Stock                                  11
    Comparative Per Common Share Data                        12
    Selected Consolidated Financial Data                     14
NORWEST PER COMMON SHARE PRICES AND COMPARATIVE DIVIDENDS    18
MEETING INFORMATION                                          19
    General                                                  19
    Record Date; Voting Rights; Vote Required                19
    Voting and Revocation of Proxies                         19
    Solicitation of Proxies                                  20
THE MERGER                                                   21
    General                                                  21
    Background of and Reasons for the Merger                 21
    Retention of United's Financial Advisor                  23
    Merger Consideration                                     23
    Dissenters' Rights                                       24
    Surrender of Certificates                                26
    Conditions to the Merger                                 27
    Regulatory Approvals                                     28
    Conduct of Business Pending the Merger                   28
    No Solicitation                                          29
    Certain Additional Agreements                            29
    Termination of the Merger Agreement                      30
    Amendment of the Merger Agreement                        30
    Waiver of Performance of Obligations                     31
    Effect on Employee Benefit Plans                         31
    Interests of Certain Persons in the Merger               31
    U. S. Federal Income Tax Consequences                    32
    Resale of Norwest Common Stock                           33
    Stock Exchange Listing                                   34
    Accounting Treatment                                     34
    Expenses                                                 34




<PAGE 4>
COMPARISON OF RIGHTS OF HOLDERS OF UNITED COMMON
STOCK AND NORWEST COMMON STOCK                               35
    General                                                  35
    Directors                                                35
    Amendment of Articles or Certificate of Incorporation and
    Bylaws                                                   36
    Shareholder or Stockholder Approval of Mergers and Asset
       Sales                                                 36
    Appraisal Rights                                         37
    Special Meetings                                         37
    Action Without a Meeting                                 38
    Limitation of Director Liability                         38
    Indemnification of Officers and Directors                38
    Dividends                                                39
    Proposal of Business; Nomination of Director             39
CERTAIN REGULATORY AND OTHER CONSIDERATIONS
   PERTAINING TO NORWEST                                     41
    Bank Regulatory Agencies                                 41
    Bank Holding Company Activities; Interstate Banking      41
    Dividend Restrictions                                    42
    Holding Company Structure                                43
    Regulatory Capital Standards and Related Matters         44
    FDIC Insurance                                           47
    Fiscal and Monetary Policies                             48
    Competition                                              48
EXPERTS                                                      49
LEGAL OPINIONS                                               49
MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION             49
APPENDIX A AGREEMENT AND PLAN OF REORGANIZATION AND
  AMENDMENT THERETO
APPENDIX B NORTH CAROLINA BUSINESS CORPORATION ACT ARTICLE 13

<PAGE 5>
                      AVAILABLE INFORMATION

   Norwest and United are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Commission. You may review and copy such reports, proxy statements and other information at the public reference facilities of the Commission located in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also access these materials through the Commission's Web site on the Internet located at http://www.sec.gov. You may obtain copies of these materials at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also review annual, quarterly and current reports, proxy statements and other information concerning Norwest at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

   As permitted by the Commission, this Proxy Statement - Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. You may review or obtain a copy of the Registration Statement in the manner described above.

   In deciding whether to approve the Merger Agreement, you should rely only on the information contained or incorporated by reference in this Proxy Statement - Prospectus. Neither Norwest nor United has authorized any person to provide you with any additional or contrary information or representations concerning either company or the Merger.

   The information contained in this Proxy Statement - Prospectus is as of __________, 1997. You should not assume that the delivery to you of this Proxy Statement - Prospectus or the issuance to you of shares of Norwest Common Stock means that there has been no change in the business prospects, financial condition or other affairs of Norwest or United since __________, 1997 or that the information contained or incorporated by reference in this Proxy Statement - Prospectus is correct or complete as of any time after ___________, 1997. The Commission allows Norwest and United to update much of the information contained or incorporated by reference in this Proxy Statement - Prospectus pursuant to their subsequent filings with the Commission (see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" below).

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   As permitted by the Commission, Norwest has incorporated into this Proxy Statement - Prospectus certain information contained in documents filed by Norwest with the Commission. These documents contain important information concerning Norwest and its business prospects and financial condition. Except to the extent superseded by the information contained in this Proxy Statement - Prospectus, the information contained in each document incorporated by reference is considered to be part of this Proxy Statement -
<PAGE 6>
Prospectus and therefore to have been provided to you at the time you receive this Proxy Statement - Prospectus. In addition, each document filed by Norwest with the Commission subsequent to the date hereof and prior to the Special Meeting will be incorporated into and considered part of this Proxy Statement - Prospectus. There may be information contained in these documents that supersedes or modifies statements and other information contained or incorporated by reference in this Proxy Statement - Prospectus. Generally, you will not receive a copy of any of these documents unless you request a copy in the manner described below.

   The following Norwest documents have been incorporated by reference in this Proxy Statement - Prospectus. Each document was filed with the Commission under file number of 1-2979.

   (1) Norwest's annual report on Form 10-K for the year ended December 31, 1995;

   (2) Norwest's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September
      30, 1996;

   (3) Norwest's current reports on Form 8-K dated January 17, 1996, February 20, 1996, as amended pursuant to Form 8-K/A, February 26, 1996, April 17, 1996, July 2, 1996,
      July 15, 1996, October 14, 1996, and January 16, 1997;

   (4)      Norwest's current report on Form 8-K dated April  30,
      1996  containing a description of the Norwest Common Stock;
      and

   (5)      Norwest's  registration statement on Form  8-A  dated
      December  6, 1988, as amended pursuant to Form 8-A/A  dated
      June 29, 1993, relating to preferred stock purchase rights attached to shares of Norwest Common Stock.

   You may obtain copies of the foregoing documents (other than certain exhibits) upon request in writing or by telephone as follows:

                    Corporate Secretary
                    Norwest Corporation
                    Norwest Center
                    Sixth and Marquette
                    Minneapolis, MN 55479-1026

                    telephone number (612) 667-8655
                    fax number (612) 667-4399

To ensure timely delivery of the documents, your request should be received by Norwest by
______________ ____, 1997.




<PAGE 7>
    DOCUMENTS ENCLOSED WITH THIS PROXY STATEMENT - PROSPECTUS

   As permitted by the Commission, United has elected to provide you with copies of the following documents rather than including certain information contained in these documents in this Proxy
Statement - Prospectus:

   (1) United's annual report on Form 10-KSB for the year ended September 30, 1995;

   (2) United's annual report to shareholders for the year ended September 30, 1996; and

   (3) United's annual report on Form 10-KSB for the year ended September 30, 1996, as amended pursuant to Form 10-
      KSB/A.

   Additional copies of these documents are available upon request in writing or by telephone as follows:

                    Corporate Secretary
                    The United Group, Inc.
                    5960 Fairview Road, Suite 203
                    Charlotte, North Carolina  28210

                    telephone (704) 554-9280
                    fax (704) 554-1702

To ensure timely delivery of any of these documents, your request should be received by United by no later than ____________ ____, 1997.


        EXPLANATORY NOTE AND DEFINITIONS OF CERTAIN TERMS

   United is incorporated under the laws of the state of North Carolina and is governed by the North Carolina Business Corporation Act and United's articles of incorporation and bylaws (as amended and in effect as of the date of this Proxy Statement - Prospectus, the "NCBCA," "United Articles" and "United Bylaws," respectively). Norwest is incorporated under the laws of the state of Delaware and is governed by the Delaware General Corporation Law and Norwest's restated certificate of incorporation and bylaws (as amended and in effect as of the date of this Proxy Statement - Prospectus, the "DGCL," "Norwest Certificate" and "Norwest Bylaws," respectively). The NCBCA uses the term "shareholder" to refer to a holder of capital stock of a North Carolina corporation. The DGCL uses the term "stockholder" to refer to a holder of capital stock of a Delaware corporation. Accordingly, this Proxy Statement - Prospectus uses the term "shareholder" to refer to a holder of United Common Stock and the term "stockholder" to refer to a holder of Norwest Common Stock.

<PAGE 8>
                             SUMMARY

   The following is a summary of certain information relating to the Merger. There may be additional information contained elsewhere in this document or in the documents incorporated by reference that may affect your decision whether to approve the Merger. For that reason, you should read this document (including the appendices), as well as the documents incorporated by reference, in their entirety. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" for a list of the documents incorporated by reference and instructions on how to obtain copies of these documents.


Parties to the Merger

   Norwest. Norwest Corporation ("Norwest") is a diversified financial services company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Through its subsidiaries and affiliates, Norwest provides retail, commercial and corporate banking services, as well as a variety of other financial services, including mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing, and venture capital investment.

   At September 30, 1996, Norwest had consolidated total assets of $78.4 billion, total deposits of $48.0 billion and total stockholders' equity of $5.9 billion. Based on total assets at September 30, 1996, Norwest was the 12th largest commercial banking organization in the United States.

   Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479, and its telephone number is (612) 667-1234. As used in this Prospectus, the term "Norwest" means Norwest and its consolidated subsidiaries.

   Additional  information  concerning  Norwest  is  included  in
Norwest's  documents  incorporated  herein  by  reference.    See
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

   United. United is a company incorporated under the laws of North Carolina in 1968. United owns all of the issued and outstanding shares of capital stock of United Financial Services, Inc. ("UFS"). Substantially all of United's revenues are derived from UFS.

   At September 30, 1996, United had consolidated total assets of $41.5 million, total liabilities of $35.9 million and total stockholders' equity of $5.6 million. Additional information regarding United is included in the United documents delivered herewith. See "DOCUMENTS ENCLOSED WITH THIS PROXY STATEMENT - PROSPECTUS."

<PAGE 9>
Special Meeting and Vote Required

   Special Meeting. The Special Meeting will be held on _________ ____, 1997 at the Ramada Limited Motel, Ramada Drive, Clemmons, North Carolina for the purpose of voting on a proposal to approve the Merger Agreement. Only holders of record of United Common Stock at the close of business on December 31, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting. At the Record Date, there were 1,057,927.9447 shares of United Common Stock outstanding and entitled to vote at the Special Meeting. For additional information relating to the Special Meeting, see "MEETING INFORMATION."

   Vote Required. Approval of the Merger Agreement requires the affirmative vote of the holders a majority of the outstanding shares of United Common Stock. Holders of United Common Stock are entitled to one vote per share owned of record on the Record Date. If a majority of the votes eligible to be cast by the holders of United Common Stock do not vote in favor of approval of the Merger Agreement, United will remain a separate entity. See "MEETING INFORMATION--Record Date; Voting Rights; Vote Required." Based on information furnished to United, on September 30, 1996, Mr. Don G. Angell, a member of United's board of directors (the "United Board") and all of United's directors and officers as group (including Mr. Angell) beneficially owned 559,810.4 and 726,390.6828 shares, respectively, of United Common Stock, or approximately 52.9% and 68.7% respectively, of the outstanding United Common Stock. Such individuals intend to vote all shares of United Common Stock held in their individual capacities in favor of approval of the Merger Agreement.


The Merger

   Effect of the Merger. If the Merger Agreement is approved and the Merger becomes effective, a wholly-owned subsidiary of Norwest will merge with and into United and United, as the surviving corporation in the Merger, will become a wholly-owned subsidiary of Norwest. In the Merger, each share of United Common Stock outstanding immediately prior to the Effective Time of the Merger (excluding any shares held by any subsidiary of United) will be automatically converted into and exchanged for the right to receive shares of Norwest Common Stock based on the Exchange Ratio. See "THE MERGER - Merger Consideration."

   Recommendation  of  the United Board.  At  a  meeting  of  the
United Board held on October 21, 1996, after considering the terms and conditions of the proposed transaction, the United Board unanimously authorized United's officers to negotiate and execute the Merger Agreement. At a meeting of the United Board held on December 5, 1996, the United Board unanimously ratified the execution and delivery of the Merger Agreement by United's officers. The United Board believes that the Merger is advisable and in the best interests of United and its shareholders and recommends that shareholders of United approve the Merger Agreement. For a discussion of the circumstances surrounding the Merger and the factors considered by the United Board in making its recommendation, see "THE MERGER - Background of and Reasons for the Merger."

<PAGE 10>
   Conditions to the Merger; Termination of the Merger Agreement. The obligations of Norwest and United to effect the Merger are subject to the satisfaction or, if permissible under the Merger Agreement, waiver of a number of conditions, in addition to approval of the Merger Agreement by United's shareholders. The Merger Agreement is subject to termination by one or more parties at any time prior to the Effective Time of the Merger upon the occurrence of certain specified events. See "THE MERGER -
Conditions  to  the  Merger"  and "- Termination  of  the  Merger
Agreement."

   Regulatory Approvals. Under the terms of the Merger Agreement the Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). In addition, under the terms of the Merger Agreement the approval of the Department of Insurance of the State of Arizona under the Arizona Insurance Holding Company Systems laws is required. Norwest has filed an application with the Federal Reserve Board requesting approval of the Merger and Norwest has filed an application for approval with the Arizona Department of Insurance; however, there can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER - Regulatory Approvals."

   Effective  Time  and  Closing of the Merger.   If  the  Merger
Agreement is approved at the Special Meeting and all other conditions to the Merger have been satisfied or waived, the parties expect the Merger to become effective at 11:59 p.m. on the date that articles of merger relating to the Merger (the "Articles of Merger") are filed with the North Carolina Secretary of State in accordance with the relevant provisions of the NCBCA (the "Effective Time of the Merger"). The parties expect to file the Articles of Merger with the North Carolina Secretary of State as soon as practicable following approval of the Merger Agreement at the Special Meeting. See "THE MERGER - Conditions to the Merger" and "- Regulatory Approvals."

   No Solicitation. Subject to certain exceptions, United and its subsidiaries, and their respective directors, officers, representatives and agents, are prohibited under the Merger Agreement from directly or indirectly soliciting, authorizing the solicitation of or entering into any discussions with any party other than Norwest concerning certain transactions involving the acquisition of United's capital stock or assets. See "THE MERGER
- No Solicitation."

   Interests of Certain Persons in the Merger. In the Merger, United's directors and executive officers will receive the same consideration for their shares of United Common Stock as the other shareholders of United will receive for their shares of United Common Stock. Certain members of the United Board and management, however, may be deemed to have interests in the Merger that are in addition to and separate from the interests of United's shareholders generally. These interests include, among others, employment agreements. See "THE MERGER - Interests of Certain Persons in the Merger."

   Directors and Officers of United after the Merger. Following the Effective Time of the Merger, Norwest will be the sole shareholder of United and, for that reason, will be in a position to elect or appoint all of the directors and officers of United.

<PAGE 11>
   Dissenters' Rights. Holders of United Common Stock will have the right to dissent with respect to their shares of United Common Stock. For more information concerning dissenters' rights and the procedures to be followed to exercise such rights, see "THE MERGER - Dissenters' Rights."

   U.S. Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization. Generally, no gain or loss will be recognized by United's shareholders, except with respect to cash received for any fractional shares. The Merger's effectiveness is conditioned upon the receipt by United of a written opinion of its counsel to that effect. See "THE MERGER - U.S. Federal Income Tax Consequences."

   The U.S. federal income tax considerations of the Merger may be different for particular types of United shareholders or in light of each United shareholder's personal investment circumstances. For that reason, United shareholders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences that may be relevant to them in connection with the Merger, as well as the application to them of any state, local, foreign, or other tax laws.


Market Information

   On October 31, 1996, the last business day preceding public announcement of the Merger Agreement, and on ____________ ___, 1997, the last practicable date prior to the mailing of this Proxy Statement - Prospectus, the closing price per share of Norwest Common Stock (as reported on the NYSE composite tape) was $43-7/8 and $__________, respectively. There is no established public market for shares of United Common Stock.


Comparison of Rights of Holders of United Common Stock and
Norwest Common Stock

   As of the date of this Proxy Statement - Prospectus, the rights of United's shareholders are governed by the NCBCA and the United Articles and United Bylaws. At the Effective Time of the Merger, United's shareholders will become stockholders of Norwest. For that reason, their rights will thereafter be governed by the DGCL and the Norwest Certificate and Norwest Bylaws. See "COMPARISON OF RIGHTS OF HOLDERS OF UNITED COMMON STOCK AND NORWEST COMMON STOCK."

<PAGE 12>
Comparative Per Common Share Data

   The following table presents selected comparative per common share data for Norwest Common Stock on a historical and pro forma combined basis and for United Common Stock on a historical and pro forma equivalent basis giving effect to the Merger using the purchase method of accounting. (For a description of the purchase method of accounting and the related effects on the historical financial statements of Norwest, see "THE MERGER - Accounting Treatment.") The historical data for Norwest for the year ended December 31, 1995 are derived from the audited consolidated financial statements of Norwest (including the related notes thereto) for such year. The historical data for
Norwest for the nine-month period ended September 30, 1996 are derived from the unaudited consolidated financial statements of Norwest (including the related notes thereto) for such nine-month period. United's financial statements are based on a fiscal year ending September 30. The United financial information has been converted to a calendar year basis to conform to the presentation of Norwest financial information. Accordingly, the historical data presented in the following table for United for the year ended December 31, 1995 and for the nine-month period ended
September 30, 1996, have been derived from the audited consolidated financial statements of United (including the related notes thereto) for the year ended September 30, 1996 and from the unaudited consolidated financial statements of United (including the related notes thereto) for the three-month period ended December 31, 1995.

   The data are based on the assumption that 395,667 shares of Norwest Common Stock will be issued in the Merger. This number is based on an assumed Norwest Measurement Price of $45 and the resulting exchange ratio of .374 of a share of Norwest Common Stock for each share of United Common Stock. The exchange ratio of .374 of a share of Norwest Common Stock for each share of United Common Stock is referred to in the footnotes to the table as the "assumed exchange ratio." The actual Norwest Measurement Price (and thus the actual exchange ratio) will not be determined until the end of the day before the Special Meeting. See "THE MERGER - Merger Consideration" for information on how the actual Norwest Measurement Price will be determined.

   All financial information derived from unaudited financial statements reflects, in the respective opinions of Norwest and United management, all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation of such data. (See footnote (4) to the table below.) The data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger become effective prior to the periods indicated. The above-referenced audited and unaudited consolidated financial statements of United are included in United's annual report on Form 10-KSB for the year ended September 30, 1996 and 1995 and United's quarterly report on Form 10-QSB for the quarters ended December 31, 1995. See "DOCUMENTS ENCLOSED WITH THIS PROXY STATEMENT - PROSPECTUS." The above-referenced audited and unaudited consolidated financial statements of Norwest are incorporated by reference into this Proxy Statement - Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

<PAGE 13>

                COMPARATIVE PER COMMON SHARE DATA

                           Norwest Common     United Common Stock
                                Stock
                                   Pro Forma            Pro Forma
                         Historica Combined   Historica Equivalen
                             l                    l         t
BOOK VALUE (1):
   September 30, 1996     $15.53    $15.52      $5.64     $5.80
   December 31, 1995      $14.20     14.20       4.71      5.31

DIVIDENDS DECLARED
(2)(4):
  Nine Months Ended
   September 30, 1996      0.78      0.78       0.10       0.29
  Year Ended
   December 31, 1995       0.90      0.90       0.10       0.34



NET INCOME (3)(4):
  Nine Months Ended
   September 30, 1996      2.26       2.26       1.04      0.85
  Year Ended
   December 31, 1995       2.73       2.73       1.35      1.02



(1)The pro forma combined book value per share of Norwest Common Stock represents the historical total combined common stockholders' equity for Norwest and United divided by total pro forma common shares of the combined entities. The pro forma equivalent book value per share of United represents the pro forma combined book value per share multiplied by the assumed exchange ratio of .374.

(2)Assumes no changes in cash dividends per share by Norwest. The pro forma equivalent dividends per share of United Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by the assumed exchange ratio of .374. See note (1) above.

(3)The pro forma combined net income per share of Norwest Common Stock (based on fully diluted net income and weighted average number of common and common equivalent shares) is based upon the combined historical net income for Norwest and United divided by the average pro forma common and common equivalent shares of the combined entities. The pro forma equivalent net income per share of United Common Stock represents the pro forma combined net income per share multiplied by the assumed exchange ratio of .374. See note (1) above.

<PAGE 14>
(4)United's net income per share for the nine months ended September 30, 1996 was derived from its 1996 fiscal year end net income of $1.46 per share less the per share income of $0.42 reported in its unaudited financial statements for the quarter ended December 31, 1995. United's net income per share for the calendar year ended December 31, 1995 was derived from its 1995 fiscal year end net income per share of $1.25 less the per share income of $0.32 reported in its unaudited financial statements for the quarter ended December 31, 1994 plus the per share income of $0.42 reported in its unaudited financial statements for the quarter ended December 31, 1995.


Selected Consolidated Financial Data

   The following table sets forth certain selected historical consolidated financial information for Norwest and United. The income statement and balance sheet data for Norwest included in the selected consolidated financial data for each of the five years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of Norwest (including the related notes thereto) for such five-year period. The income statement and balance sheet dated for United included in the selected consolidated financial data for each of the five years in the period ended September 30, 1996 are derived from the audited consolidated financial statements of United (including the related notes thereto) for such five-year period. The selected financial data for Norwest for the nine-month periods ended September 30, 1996 and 1995 are derived from the unaudited consolidated financial statements of Norwest for such periods. All financial data derived from unaudited financial statements reflect, in the respective opinions of Norwest's management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data for Norwest should be read in conjunction with Norwest's consolidated financial statements (including the notes thereto) incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The data for United should be read in conjunction with United's consolidated financial statements (including the related notes thereto) included in United's annual report on Form 10-KSB for the year ended September 30, 1996. See "DOCUMENTS ENCLOSED WITH THIS PROXY STATEMENT - PROSPECTUS."

<PAGE 15>

              SELECTED CONSOLIDATED FINANCIAL DATA

              Norwest Corporation and Subsidiaries
                     Nine Months
                        Ended         Years Ended December 31
                      September
                         30
                     1996  1995   1995  1994   1993( 1992(  1991
                                                1)    2)
                                   (In millions except per share
                                             amounts)
INCOME STATEMENT
DATA
  Interest income    $  4, 4,153  5,717 4,393  3,946 3,806  4,025
                     710.1    .3     .3    .7     .3    .4     .9
  Interest expense      1,    1,     2,    1,     1,    1,     2,
                     955.1 771.6  448.0 590.1  442.9 610.6  150.3
    Net interest     2,755 2,381  3,269 2,803  2,503 2,195  1,875
income                  .0    .7     .3    .6     .4    .8     ,6
  Provision for      281.1 216.5  312.4 164.9  158.2 270.8  406.4
credit losses
  Non-interest       1,826 1,325  1,848 1,638  1,585 1,273  1,064
income                  .5    .9     .2    .3     .0    .7     .0
  Non-interest          2,    2,     3,    3,     3,    2,     2,
expenses             986.7 447.4  382.3 096.4  050.4 553.1  041.5
    Income before    1,313 1,043  1,422 1,180  879.8 645.6  491.7
income taxes            .7    .7     .8    .6
  Income tax
expense               467.  347.   466.  380.   266.  175.     73
                         9     4      8     2      7     6     .4
    Income before
cumulative effect
of a change in       845.8 696.3  956.0 800.4  613.1 470.0  418.3
accounting method
    Cumulative effect
on years prior to
1992 of change in
accounting method                                    (76.0
                        --    --     --    --     --     )     --
    Net income               $
                      845.   696    956   800    613   394    418
                         8    .3     .0    .4     .1    .0     .3

PER COMMON SHARE
DATA
  Net income per
share:
    Primary:
           Before
cumulative effect
of a change in           $  2.04   2.76  2.45   1.89  1.44   1.33
accounting method     2.26
           Cumulative
effect on years
prior to 1992 of
change in
accounting method                                    (0.25
                        --    --     --    --     --     )     --
           Net income           $
                       2.2     2      2     2      1    1.      1
                         6   .04    .76   .45    .89    19    .33

         Fully diluted:
           Before
cumulative effect
of a change in           $  2.01   2.73  2.41   1.86  1.42   1.32
accounting method     2.26
           Cumulative
effect on years
prior to 1992 of
change in
accounting method                                    (0.23
                        --    --     --    --     --     )     --
           Net income           $
                       2.2     2      2     2      1    1.      1
                         6   .01    .73   .41    .86    19    .32
        Dividends
declared per common      $ 0.660  0.900 0.765  0.640 0.540  0.470
share                 0.78
                         0

BALANCE SHEET DATA
      At period end:
        Total assets       $78,4 71,41  72,13 59,31  54,66 50,03  45,97
                      27.6   1.9    4.4   5.9    5.0   7.0    4.5
        Long-term debt     13,25 12,68  13,67 9,186  6,850 4,553  3,686
                       0.1   6.3    6.8    .3     .9    .2     .6
        Total              5,938 4,940  5,312 3,846  3,760 3,371  3,192
stockholders'           .4    .1     .1    .4     .9    .8     .3
equity

<PAGE 16>
(1)On  January  14, 1994, First United Bank Group,  Inc.  ("First
   United"),  a  $3.9 billion bank holding company  headquartered in  Albuquerque,  New Mexico, was acquired  in  a  pooling  of
   interests  transaction.   Norwest's  historical  results  have
   been  restated  to  include the historical  results  of  First
   United.   Appropriate  Norwest items reflect  an  increase  in
   First  United's provision for credit losses of  $16.5  million to  conform  with Norwest's credit loss reserve practices  and methods  and  $83.2  million  in  charges  for  merger-related expenses,  including termination costs, systems and operations
   costs,   and   investment  banking,  legal,   and   accounting
   expenses.

(2)On   February   9,   1993,   Lincoln   Financial   Corporation
   ("Lincoln"),    a   $2.0   billion   bank   holding    company
   headquartered  in  Fort  Wayne, Indiana,  was  acquired  in  a
   pooling   of   interests  transaction.   Norwest's  historical
   results  have been restated to include the historical  results of  Lincoln.  Appropriate Norwest items reflect an increase in
   Lincoln's  provision for credit losses of  $60.0  million  and
   $33.5  million  in  Lincoln's provisions and expenditures  for costs related to restructuring activities.

<PAGE 17>

              SELECTED CONSOLIDATED FINANCIAL DATA

             The United Group, Inc. and Subsidiaries



                                 Years Ended September 30
                          1996    1995    1994    1993     1992
                         (In thousands except per share amounts)
INCOME STATEMENT DATA
   Interest income       $9,618  $8,861  $7,711  $7,207   $7,091
                         .4      .0      .9      .5       .4
   Interest expense      2,981.  3,130.  2,500.  2,268.   2,541.
                         9       5       7       3        6
      Net interest       6,636.  5,730.  5,211.  4,939.   4,549.
income                   5       5       2       2        8
   Provision for loan    771.7   497.5   403.8   564.1    926.5
losses
   Noninterest income    1,559.  1,611.  1,497.  1,372.   1,224.
                         5       3       9       3        0
   Noninterest expense   5,186.  4,990.  4,807.  4,430.   4,103.
                         4       2       1       3        6
   Income before income  2,237.  1,854.  1,498.  1,317.   743.7
taxes                    9       1       2       1
   Income tax expense    693.0   539.0   444.0   369.0    113.0
   Net income            $1,544  $1,315  $1,054  $948.1   $630.7
                         .9      .1      .2

PER COMMON SHARE DATA
   Net income per share  $1.46   $1.25   $0.98   $0.83    $0.63

   Dividends declared    0.10    0.10    0.10    0.10     --
per share


BALANCE SHEET DATA
   At period end:
      Total assets       $41,51  $40,05  $35,35  $32,96   $30,11
                         3.7     7.7     7.3     2.8      7.7
      Long-term debt      508.9  524.3   537.8   551.7    3,278.
                                                          4
      Total shareholder  5,561.  4,126.  2,862.  2,502.   1,711.
equity                   5       9       3       8        9


<PAGE 18>
    NORWEST PER COMMON SHARE PRICES AND COMPARATIVE DIVIDENDS

   The following table sets forth the high and low sales prices per share of the Norwest Common Stock, and the cash dividends paid on such Norwest Common Stock and United Common Stock, for the below quarterly calendar periods. The prices for Norwest Common Stock are as reported on the NYSE. United Common Stock is traded in a limited over-the-counter market on a "best efforts" basis. Therefore, firm quotations for shares of United Common Stock are not available.

                            Norwest                 United
                                   Common                 Common
                             Stock                  Stock
                     High     Low   Dividend      Dividends
                                       s

1993

 First Quarter      $26.00  20.625   0.145           0.10
                         0
 Second Quarter     28.375  22.875   0.165           - -
 Third Quarter      28.000  25.625   0.165           - -
 Fourth Quarter     29.000  22.500   0.165           - -

1994
 First Quarter      27.375  22.250   0.185           0.10
 Second Quarter     28.250  23.125   0.185           - -
 Third Quarter      27.500  24.750   0.185           - -
 Fourth Quarter     25.000  21.000   0.210           - -

1995
 First Quarter      26.250  22.625   0.210           0.10
 Second Quarter     29.375  25.125   0.210           - -
 Third Quarter      32.750  26.875   0.240           - -
 Fourth Quarter     34.750  29.250   0.240           - -

1996
 First Quarter      37.125  30.500   0.240           0.10
 Second Quarter     37.500  33.000   0.270           - -
 Third Quarter      41.000  32.000   0.270           - -
 Fourth Quarter     46.750  42.000   0.270           - -

1997
 First Quarter
 (through January
, 1997)


<PAGE 19>
                       MEETING INFORMATION

General

   This Proxy Statement - Prospectus is being furnished to holders of United Common Stock in connection with the solicitation of proxies by the United Board for use at the Special Meeting to be held on ______________, 1997 and at any adjournments or postponements thereof. At the Special Meeting, shareholders of United will consider and vote upon a proposal to approve the Merger Agreement. The United Board is not aware as of the date of this Proxy Statement - Prospectus of any business to be acted upon at the Special Meeting other than the proposal to approve the Merger Agreement. If other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

Record Date; Voting Rights; Vote Required

   The United Board has fixed the close of business on December 31, 1996 as the record date for the determination of shareholders of United entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). On the Record Date, there were 1,057,927.9447 shares of United Common Stock outstanding and entitled to vote. Holders of United Common Stock are entitled to one vote per share held of record on the Record Date. The presence in person or by proxy at the Special Meeting of the holders of a majority of the shares of United Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Special Meeting.

   Under the NCBCA and the United Articles and United Bylaws, approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of United Common Stock. Directors and officers of United as a group beneficially owned as of the Record Date an aggregate of 726,390.6828, or approximately 68.7%, of the outstanding shares of United Common Stock. Directors and executive officers of United intend to vote all shares of United Common Stock held in their individual capacities in favor of approval of the Merger Agreement. If a majority of the votes eligible to be cast by the holders of United Common Stock do not vote in favor of approval of the
Merger Agreement, United will remain a separate entity. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement.

Voting and Revocation of Proxies

   Shares of United Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of United Common Stock represented by such proxy will be voted FOR approval of the Merger Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the secretary of United

<PAGE 20>
  prior  to  or  at the Special Meeting or by voting  the  shares
subject   to  the  proxy  in  person  at  the  Special   Meeting.
Attendance at the Special Meeting will not by itself constitute a revocation of a proxy.

   A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but will not be counted as voting in favor of such proposal. The proposal to approve the Merger Agreement must be approved by the holders of a majority of the shares of United Common Stock outstanding on the Record Date. Because the proposal to approve the Merger Agreement requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to this proposal will have the same effect as votes against the proposal.

Solicitation of Proxies

   In addition to solicitation by mail, directors, officers and employees of United may solicit proxies from the shareholders of United, either personally or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. United will bear its own expenses in connection with any solicitation of proxies for the Special Meeting. See "THE MERGER - Expenses."

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF UNITED. SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT - PROSPECTUS AND TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO UNITED IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

<PAGE 21>
                           THE MERGER

   This section of the Proxy Statement - Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement - Prospectus and incorporated herein by reference. Shareholders are urged to read the Merger Agreement in its entirety. Parenthetical references are to sections of the Merger Agreement.

General

   At the Effective Time of the Merger, a wholly-owned subsidiary of Norwest will be merged with and into United, with United being the surviving corporation in the Merger. Following the Merger, United will be a wholly-owned subsidiary of Norwest. Except with respect to fractional shares and shares as to which dissenters' rights have been exercised, if the Merger Agreement is approved and the Merger becomes effective, each share of United Common Stock outstanding, excluding any shares held by any subsidiary of United, immediately prior to the Effective Time of the Merger will be automatically converted into and exchanged for the right to receive approximately $16.83 worth of Norwest Common Stock, as measured by the Norwest Measurement Price. See " - Merger Consideration" below. Following the Effective Time of the Merger, Norwest will, either directly or indirectly, own all of the outstanding shares of United Common Stock. Shares of Norwest Common Stock issued and outstanding immediately before the Effective Time of the Merger will remain issued and outstanding immediately after the Effective Time of the Merger.


Background of and Reasons for the Merger

   Norwest regularly explores opportunities for acquisitions of financial services companies, including companies engaged in consumer finance. After receiving materials prepared by Orr Management Company ("Orr"), which was offering United for sale through a bid process, Norwest approached United's management to determine whether there would be an interest in a possible business combination.

   In August of 1996, representatives of Norwest met with a representative of Orr and Bill G. Beaver and Kenneth M. O'Connell of United. At this meeting, a complete history and background of both Norwest and United was discussed. The Norwest representatives also discussed their plans for United in the event an agreement to combine the entities could be reached. Based on this initial discussion, both Norwest and United agreed to pursue further discussions.

   Over the next several weeks, several additional meetings were held to further discuss various issues regarding the possible acquisition of United by Norwest and to negotiate the terms of the Merger Agreement. The terms and conditions of the proposed transaction were reviewed at the October 21, 1996 meeting of the United Board, and the United Board unanimously authorized

<PAGE 22>
United's officers to negotiate and execute the Merger Agreement. The Merger Agreement was entered into by Norwest and United on November 1, 1996. On December 5, 1996, the United Board ratified the execution and delivery of the Merger Agreement by United's officers.

   The terms of the Merger Agreement, including the purchase price, are the result of armslength negotiations between United and Norwest and their respective representatives. The United Board believes that the Merger is fair to and in the best interests of United's shareholders. In reaching its decision to recommend approval of the Merger, the United Board considered a number of factors. The United Board did not assign any relative or specific weights to the individual factors considered. Among other things, the United Board considered:

   The Prospects for Remaining Independent. In this regard, the United Board considered the competitive and technological challenges arising before United and the financial services industry and the fundamental need for increasing financial resources to meet such challenges. The United Board considered the current trends in the financial services industry, including the likelihood of continuing consolidation and increasing competition, the growing importance of financial resources, market positions and economies of scale to an institution's ability to compete successfully in this changing environment and the increasing cost of technology. After thorough analysis, the United Board concluded that there would be substantial risk involved in attempting to attain the necessary growth through internal means to meet such challenges and that there was a limited number of attractive acquisition targets for United. The United Board concluded that the range of values on a sale basis generally exceeded the present value of United's shares on a basis assuming the reasonable implementation of business strategies by United. The United Board determined that a business combination with Norwest would result in both greater short-term and long-term value to United's shareholders than other alternatives available, including remaining independent.

   Financial Terms of the Merger. The United Board considered other alternative bids, including one bid which was for a price in excess of the price offered by Norwest. This bid also involved the exchange of stock in the acquiring company for United Common Stock. The United Board, however, after considering the price volatility of the stock to be exchanged pursuant to this bid, contingencies and other pre-conditions with respect to this bidder and other relevant factors, determined Norwest to be the most attractive potential merger partner. The United Board considered the Exchange Ratio in relation to the book value, assets and earnings projections of United, information concerning the financial condition, results of operations and prospects of United, including the projected return on assets and return on equity and the financial terms of other recent business combinations in the industry. The United Board believes that the holders of United Common Stock would initially benefit from the Merger through the ability to obtain, in a tax-free exchange, ownership of shares in a larger enterprise with greater financial resources and broader and more diversified classes of products, while allowing those shareholders who wish to dispose of their interest for cash the opportunity to do so in the open market provided by the New York Stock Exchange. Certain holders of United's Common Stock would be subject to transfer restrictions on the shares of Norwest Common Stock received in the Merger. After considering a number of potential bidders, the United Board determined Norwest to be the most attractive potential merger partner. The United Board also reviewed and considered a compilation of financial terms and trends of other recent business combinations in the financial services industry and determined that the financial terms of the Merger were comparable to such other transactions.

   Financial and Other Information Concerning Norwest. Such information included, but was not limited to, to the financial condition, assets quality, historical and projected earnings and operations of Norwest and the market price and book value of Norwest Common Stock. In addition, the United Board considered the future growth prospects of Norwest following the Merger and the potential synergies and economies of scale expected to be realized from the Merger.

   Investment Liquidity. The shares of Norwest Common Stock to be received in the Merger by holders of United Common Stock will be listed for trading on the New York Stock Exchange and should provide United's shareholders with increased investment liquidity due to the increased market capitalization of Norwest.

   The United Board believes that United's business can be substantially enhanced by the financial resources and diversified operations of Norwest, that the Merger will produce a company better able to meet the competitive and technological challenges in the financial services industry and that combining United with Norwest will result in economies of scale and increase the market served by United in the States of North Carolina and South Carolina.

   The United Board believes that the terms of the Merger are fair to and in the best interest of United and United's shareholders. The United Board has, by unanimous vote of all directors present, approved the Merger Agreement and the transactions contemplated thereby and recommends that United's shareholders approve and adopt the Merger Agreement.

Retention of United's Financial Advisor

   United retained Orr Management Company as its financial advisor, who assisted United's representatives in the negotiation of the proposed acquisition of United by Norwest. Orr Management Company assisted United with a letter of intent which was entered into by United and Norwest on September 16, 1996. Following the execution of the letter of intent, the Merger Agreement, as a definitive purchase agreement, was negotiated and entered into by Norwest and United on November 1, 1996, following the authorization thereof on October 21, 1996, by the United Board. The United Board subsequently ratified the execution and delivery of the Merger Agreement on December 5, 1996.

   Merger Consideration

  Shares of Norwest Common Stock. Except with respect to fractional shares as described below, shares as to which dissenters' rights have been exercised and shares owned by United's subsidiaries, if the Merger Agreement is approved and the Merger becomes effective, you will be entitled to receive approximately $16.83 worth of Norwest Common Stock (the "exchange value" for

<PAGE 24>
each share of United Common Stock owned by you immediately prior to the Effective Time of the Merger. The exchange value of the Norwest Common Stock you will be entitled to receive will be based on the average of the closing prices of a share of Norwest common stock as reported on the New York Stock Exchange during the period of 10 trading days ending on the day before the Special Meeting. This average is referred to in the Merger
Agreement  and  in  this  document as  the  "Norwest  Measurement
Price."    (Section 1(a))

   The fractional share of Norwest Common Stock you will be entitled to receive in the Merger for each share of United Common Stock (the "exchange ratio") will equal the exchange value of $16.83 divided by the Norwest Measurement Price. For example, if the Norwest Measurement Price is $40, you will be entitled to receive approximately 0.4208 of a share of Norwest Common Stock for each share of United Common Stock; if the Norwest Measurement Price is $45, you will be entitled to receive approximately
0.3740 of a share of Norwest Common Stock. The actual Norwest Measurement Price will not be determined until the end of the day before the Special Meeting. The Norwest Measurement Price may be higher or lower than the closing price of a share of Norwest Common Stock on the effective date of the Merger. (Sections 1(a) and 2(c))

     Cash in lieu of Remaining Fractional Shares. In the event the aggregate number of shares of Norwest Common Stock to be received in the Merger by a United shareholder does not equal a whole number, the holder will receive cash in lieu of the fractional share. The cash payment will be equal to the product of the fractional part of the share of Norwest Common Stock multiplied by the Norwest Measurement Price on the NYSE's composite tape for the ten trading days ending on the day immediately preceding the Special Meeting. (Section 1(c))


Dissenters' Rights

   The following is a summary of the rights of dissenting shareholders pursuant to North Carolina law and does not purport to be a complete statement thereof. The summary is qualified in its entirety by reference to Article 13 of the NCBCA, a copy of which is set forth in full in Appendix B to this Proxy Statement - Prospectus.

   Record holders of United Common Stock will have the right under the NCBCA to dissent with respect to the Merger and, subject to certain conditions, receive a cash payment equal to the fair value of their shares. Any shareholder who wishes to assert his or her dissenter's rights must cause United to receive, before the Special Meeting, a written objection to the Merger stating that such shareholder's right to dissent will be exercised if the Merger is effective and giving the shareholder's address to which any notices should be sent, and such shareholder must not vote any of his or her shares in favor of the Merger Agreement. Voting against the Merger Agreement is not sufficient, in and of itself, for a shareholder to assert his or her dissenter's rights.

   In the event United's shareholders approve the Merger Agreement at the Special Meeting, United is required to deliver or mail a written notice to all
<PAGE 25>
shareholders who are entitled to demand payment for their shares no later than 10 days after the Effective Time of the Merger. Any shareholder to whom a notice is sent by United and who desires to exercise his or her dissenter's rights must, within 30 days from the delivery or mailing of United's notice, make written demand on United for the payment of the fair value of his or her shares. Pursuant to the NCBCA, the fair value of the shares is the value thereof immediately preceding the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. The shareholder must demand payment and deposit his or her shares in accordance with the terms of the notice. A shareholder who does not demand payment or deposit his or her shares by the date set forth in the notice is not entitled to assert his or her dissenter's rights. Any shareholder who does not demand payment for his or her shares within the 30 day period is not entitled to assert dissenter's rights. Upon receiving a demand for payment from a dissenting shareholder, United must make an appropriate notation of the demand in its shareholder records. Within 20 days after making such demand, the dissenting shareholder must submit his or her share certificates to United for notation thereon that demand has been made for and deposit his or her shares.

   Upon United's receipt of a demand from a dissenting shareholder, United will deliver or mail to the shareholder a written offer to pay the amount estimated by United to be the fair value of the shares, plus interest received to the date of the payment. Within 60 days from demanding payment and depositing shares, United shall pay this amount to each dissenting shareholder who, pursuant to the instructions contained in the dissenting shareholder notice, agrees in writing to accept it as full satisfaction of his or her demand, such payment will occur within 30 days after the dissenter accepts United's offer.

   A dissenting shareholder may notify United in writing of his or her own estimate of the fair value of the shares and amount of interest due, and reject United's offer or demand payment of his or her estimate if: (i) the dissenter believes the amount of United's offer is inadequate, (ii) United fails to pay the dissenting shareholder within 30 days after the dissenter accepts United's offer, or (iii) the Merger is not consummated and United fails to return to the shares deposited by the dissenter within 60 days of the date set for demanding payment. A dissenter must notify United in writing within 30 days after the United offer or, if rights are asserted under (ii) and (iii) of the preceding sentence, 30 days after United's failure to perform timely.

   If, however, within 60 days after the date of the dissenter's demand, the dissenting shareholder and United do not agree upon the value of the shares, then the dissenter may, within an additional 60 days after the expiration of the first 60 day period, file a petition in any court of competent jurisdiction, asking the court to determine the fair value of the shareholder's shares. If the petition is filed by the shareholder, United must, upon service upon it of the petition filed with the court, pay to the dissenter the amount offered by United. The court has the discretion to make all dissenters whose demands remain unsettled parties to the proceeding and all such parties must be served a copy of the petition.

   After the hearing of the petition, the court determines the shareholders who have complied with the foregoing procedure and become entitled to the valuation of and payment for their shares and may appoint one or more appraisers to determine that value. The appraisers have the power described in the order appointing them. The court then determines the fair value of the
<PAGE 26>
shares of all of the shareholders entitled to payment for their shares. Upon payment of the judgment, the dissenting shareholders cease to have any interest in those shares or United. The court allows the appraisers a reasonable fee as court costs, and all court costs are allotted between the parties in a manner as the court determines to be fair and equitable.

   If the dissenting shareholder does not file the petition within the 60 day period, he or she shall have 30 days to: (i)
accept United's offer or (ii) withdraw his or her demand and resume status as a non-dissenting shareholder. A shareholder who fails to take action within the 30 day period will be deemed to withdraw his or her dissent and demand for payment.


Surrender of Certificates

   Promptly following the Effective Time of the Merger, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each holder of record of shares of United Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

   SHAREHOLDERS  OF UNITED SHOULD NOT SEND IN THEIR  CERTIFICATES
UNTIL   THEY   RECEIVE  THE  LETTER  OF  TRANSMITTAL   FORM   AND
INSTRUCTIONS.

   Upon surrender to the Exchange Agent of one or more certificates for United Common Stock together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, if applicable, a check for the amount representing any remaining fractional share (without interest). A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and is otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not due.

   All Norwest Common Stock issued pursuant to the Merger will be deemed issued as of the Effective Time of the Merger. No dividends in respect of the Norwest Common Stock with a record date after the Effective Time of the Merger will be paid to the former shareholders of United entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of United Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time of the Merger and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the

<PAGE 27>
appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Time of the Merger, as the case may be, and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.

Conditions to the Merger

   Conditions to the Obligations of Norwest and United. The obligations of both Norwest and United to effect the Merger are subject to the satisfaction as of the Effective Time of the Merger or, if permissible under the Merger Agreement, waiver of a number of conditions including, among others, the following: (i) the approval of the Merger Agreement by the requisite vote of United's shareholders; (ii) the receipt of all requisite regulatory approvals; (iii) the absence of any order issued by any court or governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the Merger; and (iv) the effectiveness of the Registration Statement. (Sections 6 and 7)

   Conditions to the Obligation of United. The obligation of United to effect the Merger is subject to the satisfaction as of the Effective Time of the Merger or, if permissible under the Merger Agreement, waiver of certain additional conditions, including, among others, the following: (i) the performance by Norwest in all material respects of the agreements made by Norwest in the Merger Agreement and the truthfulness in all material respects of the representations made by Norwest in the Merger Agreement; (ii) the approval for listing on the NYSE and CHX of the shares of Norwest Common Stock to be issued in the Merger; and (iii) the receipt of an opinion of counsel to United at the closing of the Merger regarding certain federal income tax consequences of the Merger. (Section 6) See " - U.S. Federal Income Tax Consequences."

   Conditions to the Obligation of Norwest. The obligation of Norwest to effect the Merger is subject to the satisfaction as of the Effective Time of the Merger or, if permissible under the Merger Agreement, waiver of certain additional conditions, including, among others, the following: (i) the performance by United in all material respects of the agreements made by United in the Merger Agreement and the truthfulness in all material respects of the representations made by United in the Merger Agreement; (ii) the absence of any condition or requirement in any approval, license or consent of a regulatory authority relating to the Merger that, in the good faith judgment of
Norwest,  is  unreasonably  burdensome  to  Norwest;  (iii)   all
material consents and waivers from third parties to loan agreements, leases or other material contracts have been obtained that are material to United's or the applicable United subsidiary's business; and (iv) at any time since November 1, 1996 (the date of the Merger Agreement) the total number of shares of United Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share equivalents constitute United Common Stock) of all warrants, options, conversion rights (including equity securities convertible into United Common Stock), phantom shares or other share equivalents shall not have exceeded 1,057,927.9447.

<PAGE 28>
   See Sections 6 and 7 of the Merger Agreement for additional conditions to the Merger becoming effective.

Regulatory Approvals

   Under the terms of the Merger Agreement, the Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act. Norwest has filed an application with the Federal Reserve Board requesting approval of the Merger; however, there can be no assurance that the necessary regulatory approval will be obtained or as to the timing of or conditions placed on such approval. Under the terms of the Merger Agreement, the Merger is also subject to the prior approval by the Department of Insurance of the State of Arizona, under Arizona insurance holding company system statutes, for the change in ultimate ownership of United's insurance subsidiary that will result from the Merger. Norwest has filed an application with the Arizona Department of Insurance; however, there can be no assurance that such department will approve the change in indirect ownership of United's insurance subsidiary or the date of such approval.

   The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Merger.

   Norwest and United are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the Merger to become effective other than those described above. The parties currently intend to seek to obtain any other approval and to take any other action that may be required to effect the Merger. There can be no assurance that any required approval or action can be obtained or taken prior to the Special Meeting. The receipt of all necessary regulatory approvals is a condition to effecting the Merger. See "- Conditions to the Merger" and "- Termination of the Merger Agreement."

Conduct of Business Pending the Merger

   By United. United, and each of its subsidiaries, is required to maintain its corporate existence in good standing, maintain the general character of its businesses and conduct its businesses in the ordinary and usual manner. In addition, without the prior written consent of Norwest, neither United nor any subsidiary of United may: (i) enter into any material agreement, contract or commitment exceeding $25,000 (other than lending transactions in the ordinary course of business and in accordance with policies and procedures in effect on November 1,
1996); (ii) make any investments except investments in the ordinary course of business in accordance with past practice;
(iii) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, except as requested by Norwest for full payment to participants in the Deferred Compensation Plan as consideration for release of any payment in shares due to them under such plan; (iv) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business; (v) declare, set aside, make or pay any dividend or other
<PAGE 29>
distribution with respect to its capital stock; (vi) redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of United; (vii) increase the compensation of any director, officer or executive employee of United, except pursuant to existing compensation plans and practices (including bonus plans); or (viii) sell or otherwise dispose of any shares of capital stock of any United subsidiary. (Section 4)

   By Norwest. Norwest is required to conduct and to cause its significant subsidiaries to conduct their respective businesses in compliance with all material obligations and duties imposed by laws, regulations, rules and ordinances or by judicial orders, judgments and decrees applicable to them or to their businesses or properties. (Section 5)

   See Sections 4 and 5 of the Merger Agreement for additional restrictions on the conduct of business by United and Norwest pending the Merger.

No Solicitation

   United and its subsidiaries, and their respective directors, officers, representatives and agents, are prohibited under the Merger Agreement from directly or indirectly soliciting, authorizing the solicitation of or entering into any discussions with any third party concerning any offer or possible offer to
(i) purchase (A) any shares of common stock, (B) any option or warrant to purchase shares of common stock, (C) any security convertible into shares of common stock or (D) any other equity security of United or any of its subsidiaries; (ii) make a tender or exchange offer for any shares of common stock or other equity security of United or any of its subsidiaries; (iii) purchase, lease or otherwise acquire the assets of United or any of its subsidiaries except in the ordinary course of business; or (iv) merge, consolidate or otherwise combine with United or any of its subsidiaries. If any third party makes an offer or inquiry to United or any of its subsidiaries concerning any of the foregoing, United or the subsidiary, as applicable, is required to promptly disclose such offer or inquiry (including the terms thereof) to Norwest. (Section 4(h))

Certain Additional Agreements

   United.  United has also agreed under the Merger Agreement to:
(i) if requested by Norwest, terminate or amend, effective as of the Effective Time of the Merger, certain employee benefit plans of United and its subsidiaries; (ii) establish such additional accruals and reserves as may be necessary to conform United's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of United's business after the Effective Time of the Merger and, to the extent permitted by generally accepted accounting principles, provide for costs and expenses related to effecting the transactions contemplated by the Merger Agreement; (iii) obtain and deliver environmental assessment reports on certain properties; (iv) terminate certain agreements; (v) use its best efforts to obtain and deliver to Norwest at least 32 days prior to the Effective Time of the Merger signed representations substantially in the form attached as Exhibit B to the Merger Agreement from each executive officer, director of shareholder of United who may reasonably be deemed an "affiliate" of United within  the  meaning  of  each term  used  in  Rule  145  of  the
Securities Act; (vi)
<PAGE 30>
cause Mr. Don G. Angell, a member of the United Board and a principal shareholder of United, to enter into an agreement with Norwest to pay in full any receivable owed to United by Mr. Angell or by any organization owned in whole or in part by him, with the obligations under such agreement being fully secured by shares of Norwest Common Stock; and (vii) terminate and satisfy employment agreements it has with Mr. Bill G. Beaver, the president of United and a member of the United Board, and Mr. Kenneth M. O'Connell, an executive officer of United. See "Interests of Certain Persons in the Merger." (Section 4)

   Under the terms of the Merger Agreement, United was required to cause an agreement between Financial Insurance Management Group and UFS to be terminated without any financial impact to Norwest and without any reduction in the equity of United or any subsidiary of United. The termination of such agreement entailed the payment by United of $325,000 to another party, and as a consequence thereof, the $18,000,000 purchase price referred to in the Merger Agreement is reduced by $195,000 (the estimated after-tax effect of the payment of such amount). See Section 4(u) of the Merger Agreement and the amendment to the Merger Agreement dated January 28, 1997.

   For information concerning additional agreements and covenants of United and Norwest, see Sections 4 and 5 of the Merger
Agreement.

Termination of the Merger Agreement

   Subject to the satisfaction of certain notice requirements, either Norwest or United may terminate the Merger Agreement at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger Agreement by United's shareholders, pursuant to the mutual written consent of each party or upon the occurrence or existence of any of the following events or conditions: (i) the Merger has not become effective by April 30, 1997, unless such failure of the Merger to become effective is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Merger
Agreement;  or  (ii)  any  court  or  governmental  authority  of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement.

   See Section 9 of the Merger Agreement for more information concerning the circumstances under which the Merger Agreement may be terminated and the consequences to the parties of such termination. The foregoing discussion is qualified in its entirety by reference to Section 9 of the Merger Agreement.

Amendment of Merger Agreement

   The Merger Agreement may be amended by the parties thereto, pursuant to action taken by their respective boards of directors or pursuant to authority delegated by their respective boards of directors, at any time before or after approval of the Merger Agreement by United's shareholders, provided that, after the Merger Agreement is approved by United's shareholders, no amendment can be made to the Merger Agreement that changes in a manner materially
<PAGE 31>
adverse to United's shareholders the consideration to be received by United's shareholders in the Merger. (Section 17)

Waiver of Performance of Obligations

   Any of the parties to the Merger Agreement may, by a signed writing, give any consent, take any action with respect to the termination of the Merger Agreement or otherwise, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the Merger Agreement. (Section 16)

Effect on Employee Benefit Plans

   The Merger Agreement provides that, subject to any eligibility requirements applicable to such plans, employees of United shall be entitled to participate in those Norwest employee benefit and welfare plans specified in the Merger Agreement. United's employees will generally continue to participate in welfare and retirement plans maintained by United until entering Norwest's plans. If United's medical plan is not continued after the Merger, United employees who are participating in United's medical benefit plan and were entitled to receive benefits thereunder as of the Effective Date of the Merger shall not be denied benefits under the specified Norwest medical benefit plan due to a pre-existing condition. Eligible United employees will receive credit for past service for eligibility and vesting purposes, but not for the purposes of computing the amount or scope of any such benefit. (Section 8)

Interests of Certain Persons in the Merger

   Shareholders  should  be  aware that certain  members  of  the
United  Board  and  management of United have  interests  in  the
Merger in addition to and separate from the interests of shareholders of United generally. The United Board is aware of these interests, and considered them among other matters in approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Adoption and approval of the Merger Agreement by the shareholders of United will also constitute approval of the following benefits to be received by the directors, executive officers and employees of United.

   Executive Employment Agreements. In connection with the Merger, United will terminate its employment agreements with Bill
G. Beaver and Kenneth M. O'Connell, who will each sign a termination and release agreement containing provisions prohibiting competition for not less than three (3) years and covering a geographic scope of not less than North Carolina and South Carolina and their respective contiguous states. In consideration of their signing such termination and release agreements, Messrs. Beaver and O'Connell will receive from United the immediate payment of the respective amounts that would have otherwise been paid to them over the remaining terms of their respective employment agreements.

   In addition, a subsidiary of Norwest has entered into an employment agreement dated as of October 25, 1996 with Bill G. Beaver. Under the terms
<PAGE 32>
of the Employment Agreement, Mr. Beaver is to be employed for a three-year period (which is extendible by Mr. Beaver at his option for two successive one-year periods).

   United has employment agreements with three other employees of United or its subsidiaries, including Mr. Stephen Lackey, a director and executive officer of United.

U.S. Federal Income Tax Consequences

   The following is a summary of the material federal income tax consequences of the Merger that are generally applicable to holders of shares of United Common Stock. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of shares of United Common Stock. The discussion below does not address all of the federal income tax consequences that may be relevant to shareholders entitled to special  treatment  under  the  Code  (for  example,  dealers  in securities, banks, insurance companies, tax-exempt entities, foreign corporations, and individuals who are not citizens or residents of the United States) or to holders who acquired their shares of United Common Stock through the exercise of employee stock options or otherwise as compensation. Moreover, the discussion below does not address the applicable state, local or foreign tax laws. This summary also assumes that the shares of United Common Stock are held as a "capital assets" within the meaning of section 1221 of the Code. The following discussion is intended only as a summary of the material federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to vote in favor of approval of the Merger Agreement.

   United or Norwest will not seek any rulings from the IRS with respect to any of the federal income tax consequences of the Merger. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the Merger or that any such position would not be sustained.

   United and Norwest will report the Merger as a reorganization under Section 368(a) of the Code. As a result, except for cash received in lieu of remaining fractional shares in Norwest Common Stock, holders of shares of United Common Stock will recognize no gain or loss on the receipt of Norwest Common Stock in exchange therefor. The Merger's effectiveness is conditioned upon the receipt by United of a written opinion of counsel to United, substantially to the effect that, for U.S. federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of United Common Stock upon receipt of Norwest Common Stock solely in exchange for such United Common Stock pursuant to the Merger (except to the extent cash received in lieu of fractional shares or as a result of exercising dissenter's or appraisal rights);
(iii) the basis of the Norwest Common Stock received by the holders of shares of United Common Stock will be the same as the basis of the shares of United
<PAGE 33>
Common Stock exchanged therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of United will include the holding period of the United Common Stock exchanged therefor, provided such shares were held as a capital asset as of the Effective Time of the Merger.

   The form of the opinion of counsel, the original of which will be delivered at the closing of the Merger, is filed as an exhibit to the Registration Statement. An opinion of counsel only represents counsel's best legal judgment and has no binding effect on the IRS or the courts and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues.

   THE  FOREGOING  IS  A  GENERAL SUMMARY OF  THE  MATERIAL  U.S.
FEDERAL   INCOME  TAX  CONSEQUENCES  OF  THE  MERGER  TO   UNITED
SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION AND STATUS. EACH UNITED SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

Resale of Norwest Common Stock

   The shares of Norwest Common Stock issuable to shareholders of United upon the Merger becoming effective have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of United or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of United who are deemed to be "affiliates" of United may be resold without registration as provided for by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of United generally include individuals or entities that control, are controlled by or are under common control with, United and may include the executive officers and directors of United as well as certain principal shareholders of United. In the Merger Agreement, United has agreed to use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger, from each shareholder who, in the opinion of counsel to United, is an affiliate of United, an agreement with Norwest providing that such affiliate will not (i) offer to sell, transfer or otherwise dispose of, during the 30 days immediately prior to the Effective Time of the Merger, any shares of United Common Stock; (ii) sell, transfer or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder or (iii) sell, transfer or otherwise dispose of the shares of Norwest Common Stock to be received by such persons in the Merger or in any way reduce such shareholder's risk relative to such shares until such time as financial results covering at least 30 days of post-Merger combined operations of United and Norwest have been published.

<PAGE 34>
(Section 4(n)) This Proxy Statement - Prospectus does not cover any resales of Norwest Common Stock received by affiliates of United.


Stock Exchange Listing

   The Merger Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon the Merger becoming effective. Consummation of the Merger is conditioned on the authorization for listing of such shares on the NYSE and CHX. (Section 6)

Accounting Treatment

   Norwest will account for the acquisition of United using the purchase method of accounting. For that reason, the consideration to be paid in the Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair market values at the Effective Time of the Merger.

   The   unaudited  pro  forma  data  included  in   this   Proxy
Statement - Prospectus for the Merger have been prepared using the purchase method of accounting. See "SUMMARY - Comparative
Per Common Share Data."

Expenses

   Except as otherwise provided in the Merger Agreement, Norwest and United will each pay their own expenses in connection with the Merger, including fees and expenses of their respective independent auditors and counsel.

<PAGE 35>
               COMPARISON OF RIGHTS OF HOLDERS OF
          UNITED COMMON STOCK AND NORWEST COMMON STOCK


General

   United is incorporated under the laws of the state of North Carolina. Norwest is incorporated under the laws of the state of Delaware. The rights of United's shareholders are currently governed by the NCBCA and the United Articles and United Bylaws. If United's shareholders approve the Merger Agreement and the Merger becomes effective, shareholders of United will become stockholders of Norwest. For that reason, after the Effective Time of the Merger, their rights will be governed by the DGCL and the Norwest Certificate and Norwest Bylaws.

   The following is a comparison of certain rights of holders of United Common Stock with the rights of holders of Norwest Common Stock. It is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of the laws and documents discussed below. Additional information concerning the rights of holders of Norwest Common Stock is provided in Norwest's current report on Form 8-K dated April 30, 1996 filed with the Commission and incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Directors

   United. The United Bylaws provide for a board of directors consisting of not less than 8 nor more than 12 persons, each serving for a term of one year or until his or her earlier death, resignation or removal. The number of directors of United is fixed by the shareholders at each annual meeting and is currently fixed at 9. Directors of United may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of United capital stock entitled to vote thereon. However, unless the entire United Board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively. Vacancies on the United Board may be filled by an election at an annual or special meeting of the shareholders called for such purpose or by a majority of the remaining directors. Board vacancies created by an increase in the authorized number of directors may be filled only by election at an annual or special meeting of shareholders called for that purpose. Directors of United are elected by receiving the greatest number of votes of shares of United Common Stock voted thereon in person or by proxy at the meeting at which directors are elected. The United Articles currently permit cumulative voting for the election of directors.

   Norwest. The Norwest Bylaws provide for a board of directors consisting of not less than 10 nor more than 23 persons, each serving for a term of one year or until his or her earlier death, resignation or removal. The number of directors of Norwest is currently fixed at 14. Directors of Norwest may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of Norwest capital stock entitled to vote thereon.

<PAGE 36>
Vacancies on the Norwest Board may be filled by a majority of the remaining directors or, in the event a vacancy is not so filled or if no director remains, by the stockholders. Directors of Norwest are elected by plurality of the votes of shares of Norwest capital stock entitled to vote thereon present in person or by proxy at the meeting at which directors are elected. The Norwest Certificate does not currently permit cumulative voting in the election of directors.

Amendment of Articles or Certificate of Incorporation and Bylaws

   United. Under the NCBCA, amendments to the articles of incorporation must be recommended by the United Board and require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon. The United Bylaws provide that the Bylaws may be amended by a majority of the United Board, except that the United Board has no power to adopt a Bylaw: (i) requiring greater than a majority of voting shares to constitute a quorum at a meeting of shareholders or more than a majority of votes cast to constitute action by the shareholders (except where required by law), (ii) providing for management of United otherwise than by the United Board or its Executive committee, or (iii) classifying and staggering the election of directors.

   Norwest. The Norwest Certificate may be amended only if the proposed amendment is approved by the Norwest Board and thereafter approved by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote thereon as a class. The Norwest Bylaws may be amended by a majority of the Norwest Board or by a majority of the outstanding stock entitled to vote thereon. Shares of Norwest Preferred Stock and Norwest Preference Stock currently authorized in the Norwest Certificate may be issued by the Norwest Board without amending the Norwest Certificate or otherwise obtaining the approval of Norwest's stockholders.

Shareholder or Stockholder Approval of Mergers and Asset Sales

In addition to being subject to the laws of North Carolina and Delaware, respectively, as discussed below, Norwest, as a bank holding company, is subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions. See "CERTAIN REGULATORY CONSIDERATIONS PERTAINING TO NORWEST."

   United. Generally, the NCBCA requires that statutory mergers be approved by a majority of each voting group entitled to vote thereon; provided that the articles of incorporation or bylaws may require a greater vote of the shares outstanding or a vote by different voting groups. The United Articles do not provide for a different number of shares for approval of a merger or a vote by different voting groups. However, the NCBCA requires certain mergers to be approved by holders of at least 95% of the outstanding shares entitled to vote thereon. The affirmative vote of at least a majority of the United Common Stock is required for a merger with Norwest.

   Norwest. Except as described below, the affirmative vote of a majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation involving Norwest or the sale, lease or exchange of all or substantially all of Norwest's corporate assets.

<PAGE 37>
No vote of the stockholders is required, however, in connection with a merger in which Norwest is the surviving corporation and
(i) the agreement of merger for the merger does not amend in any respect the Norwest Certificate, (ii) each share of capital stock outstanding immediately before the merger is to be an identical outstanding or treasury share of Norwest after the merger, and
(iii) the number of shares of capital stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest's capital stock outstanding immediately before the merger.

Appraisal Rights

   United. Shareholders of North Carolina corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the corporation and in the event of a merger or consolidation. Thus, dissenters rights will be available to United shareholders. See "THE MERGER
- Dissenters' Rights."

   Norwest. Section 262 of the DGCL provides for stockholder appraisal rights in connection with mergers and consolidations generally; however, appraisal rights are not available to holders of any class or series of stock that, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders, so long as stockholders receive shares of the surviving corporation or another corporation whose shares are so listed or designated or held by more than 2,000 stockholders. Norwest Common Stock is listed on the NYSE and the CHX and currently held by more than 2,000 stockholders. For these reasons, assuming that the other conditions described above are satisfied, holders of Norwest Common Stock will not have appraisal rights in connection with mergers and consolidations involving Norwest.

Special Meetings

   United. Under the NCBCA, a special meeting of shareholders of a North Carolina corporation may be called by (a) the board of directors, or such other person or persons as authorized by the articles of incorporation or the bylaws, or (b) the holders of at least ten percent (10%) of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The United Bylaws allow the president or secretary to call a special meeting at any time.

   Norwest. Under the DGCL, special meetings of stockholders may be called by the board of directors or by such persons as may be authorized in the certificate of incorporation or bylaws. The Norwest Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President or a majority of the Norwest Board. As such, holders of Norwest Common Stock do not have the ability to call a special meeting of stockholders.
<PAGE 38>
Action Without a Meeting

   United.   Under the NCBCA and the United Bylaws,  shareholders
may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote thereon.

   Norwest. As permitted by Section 228 of the DGCL and the Norwest Certificate, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders.

Limitation of Director Liability

   United.   Neither the NCBCA nor the United Articles or  Bylaws
make provision for setting limits on the extent of a director's liability.

   Norwest. The Norwest Certificate provides that a director (including an officer who is also a director) of Norwest shall not be liable personally to Norwest or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (i) any breach of the director's duty of loyalty to Norwest or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in violation of
Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. This provision protects Norwest's directors against personal liability for monetary damages from breaches of their duty of care. It does not eliminate the director's duty of care and has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.

Indemnification of Officers and Directors

   United. NCBCA provides that a corporation may under certain circumstances indemnify an individual who was made a party to a proceeding because he or she was a director, only if the individual: (i) acted in good faith, (ii) in a manner he reasonably believed, in the case of conduct in his official capacity, was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to the corporation's interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The NCBCA also provides that officers, employees or agents who are not directors may be indemnified to the extent permitted by the Articles, Bylaws or actions of the board, consistent with public policy. The United Articles and Bylaws make no provision for the indemnification of directors, officers or employees. See "THE MERGER - Interests of Certain Persons in the Merger."

   Norwest. The Norwest Certificate provides that Norwest must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party to, is threatened to be made a party to, or is involved in, any action, suit, or proceeding because he is or was a director
<PAGE 39>
or  officer of Norwest (or was serving at the request of  Norwest as a director, trustee, officer, employee, or agent of another entity) while serving in such capacity against all expenses, liabilities, or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by the Norwest Board. The Norwest Certificate also provides that Norwest must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if so required by the DGCL, such advance payments for expenses incurred by a director or officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

   The Norwest Certificate authorizes Norwest to provide similar indemnification to employees or agents of Norwest.

   Pursuant to the Norwest Certificate, Norwest may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Norwest or another entity against any expense, liability or loss, regardless of whether
Norwest has the power or obligation to indemnify that person against such expense, liability or loss under the DGCL.

   The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of the Norwest Certificate or Norwest Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Dividends

   In addition to restrictions imposed under North Carolina and Delaware law, respectively, as discussed below, Norwest is subject to Federal Reserve Board policies regarding payment of dividends, which generally limit dividends to operating earnings. See "CERTAIN REGULATORY AND OTHER CONSIDERATIONS PERTAINING TO NORWEST."

   United. Under the NCBCA, a North Carolina corporation may not make distributions if after giving it effect, the (i) corporation would not be able to pay its debts as they become due in the ordinary course of business or (ii) the corporation's assets would be less than its liabilities plus any amounts needed to satisfy all preferential rights upon dissolution.

   Norwest. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year.
Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
<PAGE 40>
Proposal of Business; Nomination of Directors

   United.   The  United Bylaws provide that special meetings  of
shareholders of United may be called by the President, the Board of Directors, or holders of at least 10% of all shares entitled to vote at the proposed special meeting.

   Norwest. The Norwest Bylaws contain detailed advance notice and informational procedures which must be complied with in order for a stockholder to nominate a person to serve as a director. The Norwest Bylaws generally require a stockholder to give notice of a proposed nominee in advance of the stockholders meeting at which directors will be elected. In addition, the Norwest Bylaws contain detailed advance notice and informational procedures which must be followed in order for a Norwest stockholder to propose an item of business for consideration at a meeting of Norwest stockholders.

<PAGE 41>
                  CERTAIN REGULATORY AND OTHER
              CONSIDERATIONS PERTAINING TO NORWEST


   Norwest and its banking subsidiaries are subject to extensive regulation by federal and state agencies. The regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and is not in place to protect stockholders or other investors.

   As discussed in more detail below, this regulatory environment may, among other things, (a) restrict Norwest's ability to pay dividends on Norwest Common Stock, (b) require Norwest to provide financial support to one or more of its banking subsidiaries, (c) require Norwest and its banking subsidiaries to maintain capital balances in excess of those desired by management, and/or (d) require Norwest to pay higher deposit insurance premiums as a result of the deterioration in the financial condition of depository institutions in general.

Bank Regulatory Agencies

   Norwest Corporation, as a bank holding company, is subject to regulation by the Federal Reserve Board under the Bank Holding
Company Act.

   Norwest's national banking subsidiaries are regulated primarily by the Office of the Comptroller of the Currency ("OCC"). Its state-chartered banking subsidiaries are regulated primarily by the Federal Deposit Insurance Corporation ("FDIC") and applicable state banking agencies. Its savings and loan association subsidiary is regulated primarily by the Office of Thrift Supervision ("OTS"). Norwest's federally insured banking subsidiaries and savings and loan subsidiary are also subject to regulation by the FDIC.

   Norwest has other financial services subsidiaries that are subject to regulation by the Federal Reserve Board and other applicable federal and state agencies. For example, Norwest's brokerage subsidiary is subject to regulation by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and state securities regulators. Norwest's insurance subsidiaries are subject to regulation by applicable state insurance regulatory agencies. Other nonbank subsidiaries of Norwest are subject to the laws and regulations of both the federal government and the various states in which they conduct business.

Bank Holding Company Activities; Interstate Banking

   A bank holding company is generally prohibited under the Bank Holding Company Act from engaging in nonbanking (i.e., commercial or industrial) activities, subject to certain exceptions. Specifically, the activities of a bank holding company, and those companies that it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks, furnishing services to its subsidiaries and such other activities that the Federal Reserve Board determines to be so closely related to banking as to be a "proper incident thereto." In determining whether an activity is sufficiently related to banking, the
<PAGE 42>
Federal Reserve Board will consider whether the performance of such activity by the bank holding company can reasonably be expected to produce benefits to the public (e.g., greater convenience, increased competition or gains in efficiency) that outweigh possible adverse effects (e.g., undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices).

   Under the Reigle-Neal Interstate Banking and Branching Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995, a bank holding company may acquire banks in states other than its home state, subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company not control, prior to or following the proposed acquisition, more than 10% of the total amount of deposits of insured depository institutions nationwide or, unless it is the bank holding company's initial entry into the state, more than 30% of such deposits in the state (or such lesser or greater amount set by the state).

   The Interstate Banking Act also authorizes banks to merge across state lines (thereby creating interstate branches) effective June 1, 1997. States may opt out of the Interstate Banking Act (thereby prohibiting interstate mergers in the state) or opt in early (thereby allowing interstate mergers prior to June 1, 1997). Norwest will be unable to consolidate its banking operations in one state with those of another state if either state in question has opted out of the Interstate Banking Act. The state of Texas has opted out of the Interstate Banking Act. The state of Montana has opted out until at least the year 2000.

   Norwest's acquisitions of banking institutions and other companies generally are subject to the prior approval of the Federal Reserve Board and other applicable federal or state regulatory authorities. In determining whether to approve a proposed bank acquisition, federal banking regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the consummation of the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution's record of addressing the credit needs of the communities it serves, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of the bank, under the Community Reinvestment Act of 1977, as amended.

Dividend Restrictions

   Norwest is a legal entity separate and distinct from its banking and other subsidiaries. Its principal source of funds to pay dividends on its common and preferred stock and debt service on its debt is dividends from its subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that may be paid to Norwest by its banking subsidiaries without regulatory approval.

   Most of Norwest's banking subsidiaries are national banks. A national bank must obtain the prior approval of the OCC to pay a dividend if the total of all dividends declared by the bank in any calendar year would exceed the bank's net income for that year combined with its retained net income for the preceding two calendar years, less any required transfers to surplus or a fund
<PAGE 43>
for the retirement of any preferred stock.

   The OTS imposes substantially similar restrictions on the payment of dividends to Norwest by its savings and loan association subsidiary. Norwest's state-chartered banking subsidiaries also are subject to dividend restrictions under applicable state law.

   If, in the opinion of the applicable federal regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), the regulator may require, after notice and hearing, that such bank cease and desist from such practice. The OCC has indicated that the payment of dividends would constitute an unsafe and unsound practice if the payment would deplete a depository institution's capital base to an inadequate level. Under the Federal Deposit Insurance Act, an insured depository institution may not pay any dividend if the institution is undercapitalized or if the payment of the dividend would cause the institution to become undercapitalized. In addition, federal bank regulatory agencies have issued policy statements which provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

   The ability of Norwest's banking subsidiaries to pay dividends to Norwest may also be affected by various minimum capital requirements for banking organizations, as described below. In addition, the right of Norwest to participate in the assets or earnings of a subsidiary is subject to the prior claims of creditors of the subsidiary.

Holding Company Structure

   Transfer of Funds from Banking Subsidiaries. Norwest's banking subsidiaries are subject to restrictions under federal law that limit the transfer of funds or other items of value from such subsidiaries to Norwest and its nonbanking subsidiaries (including Norwest, "affiliates") in so-called "covered transactions." In general, covered transactions include loans and other extensions of credit, investments and asset purchases, as well as other transactions involving the transfer of value from a banking subsidiary to an affiliate or for the benefit of an affiliate. Unless an exemption applies, covered transactions by a banking subsidiary with a single affiliate are limited to 10% of the banking subsidiary's capital and surplus and, with respect to all affiliates in the aggregate, to 20% of the banking subsidiary's capital and surplus. Also, loans and extensions of credit to affiliates generally are required to be secured in specified amounts.

   Source of Strength Doctrine. The Federal Reserve Board has a policy that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and, under appropriate circumstances, to commit resources to support each such subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. Capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and certain other indebtedness of the subsidiary bank. In addition, in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
<PAGE 44>

   Depositor Preference. The Federal Deposit Insurance Act (the "FDI Act") provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of the institution (including the claims of the FDIC as subrogee of insured depositors) and certain claims for administrative expenses of the FDIC as a receiver will have priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will have priority in payment ahead of unsecured, nondeposit creditors, including the institution's parent holding company.

   Liability of Commonly Controlled Institutions. Under the FDI Act, an insured depository institution is generally liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (a) the default of a commonly controlled insured depository institution or (b) any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

Regulatory Capital Standards and Related Matters

   Risk-Based Capital. The Federal Reserve Board, the OCC and the FDIC have adopted substantially similar risk-based and leverage capital guidelines for banking organizations. The guidelines are intended to ensure that banking organizations have adequate capital given the risk levels of their assets and off-balance sheet commitments.

   The risk-based capital ratio is determined by classifying assets and certain off-balance sheet financial instruments into weighted categories, with higher levels of capital being required for those categories perceived as representing greater risk.
Under the capital guidelines, a banking organization's total capital is divided into two tiers. "Tier 1 capital" consists of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets. "Tier 2 capital" consists of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier 1 capital, and a limited amount of the allowance for credit losses.

   Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is currently 8%. The minimum Tier 1 capital to risk-adjusted assets is 4%. As of December 31, 1996, Norwest's total capital and Tier 1 capital to risk-adjusted assets ratios were 10.42% and 8.63%, respectively.

   The Federal Reserve Board also requires bank holding companies to comply with minimum leverage ratio guidelines. The leverage ratio is the ratio of a bank holding company's Tier 1
<PAGE 45>
capital to its total consolidated quarterly average assets, less goodwill and certain other intangible assets. The guidelines require a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including having the highest supervisory rating. All other bank holding companies are required to maintain a minimum leverage ratio of 4% to 5%. The Federal Reserve Board has not advised Norwest of any specific leverage ratio applicable to it. As of December 31, 1996, Norwest's leverage ratio was 6.15%.

   The Federal Reserve Board's capital guidelines provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Also, the guidelines indicate that the Federal Reserve Board will consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital (excluding intangibles) to total assets (excluding intangibles).

   Norwest's  banking subsidiaries are subject to risk-based  and
leverage  capital  guidelines  substantially  similar  to   those
imposed by the Federal Reserve Board on bank holding companies.

   Other Measures of Capital Adequacy and Safety and Soundness. In assessing a banking organization's capital adequacy, federal bank regulatory agencies will also consider the organization's credit concentration risk and risks associated with nontraditional activities, as well as the organization's ability to manage those risks. This evaluation will be performed as part of the organization's regular safety and soundness examination.

   Effective January 1, 1998, federal bank regulatory agencies will require banking organizations that engage in significant trading activity to calculate a charge for market risk.
Organizations may opt to comply effective January 1, 1997. Significant trading activity, for this purpose, means trading activity of at least 10% of total assets or $1 billion, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies if the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios. Norwest did not engage in significant trading activity during the year ended December 31, 1996.

   As an additional means to identify problems in the financial management of depository institutions, the FDI Act requires federal bank regulatory agencies to establish certain non-capital safety and soundness standards for institutions for which they are the primary federal regulator. The standards relate generally to operations and management, asset quality, interest rate exposure and executive compensation. The agencies are authorized to take action against institutions that fail to meet such standards.
<PAGE 46>
   Prompt Corrective Action. The FDI Act requires federal bank regulatory agencies to take "prompt corrective action" with respect to FDIC-insured depository institutions that do not meet minimum capital requirements. A depository institution's treatment for purposes of the prompt corrective action provisions will depend upon how its capital levels compare to various capital measures and certain other factors, as established by regulation.

   Federal bank regulatory agencies have adopted regulations that classify insured depository institutions into one of five capital-based categories. The regulations use the total capital ratio, the Tier 1 capital ratio and the leverage ratio as the relevant
measures  of  capital.   A depository institution  is  (a)  "well
capitalized" if it has a risk-adjusted total capital ratio of at least 10%, a Tier 1 capital ratio of at least 6% and a leverage ratio of at least 5% and is not subject to any order or written directive to maintain a specific capital level; (b) "adequately capitalized" if it has a risk-adjusted total capital ratio of at least 8%, a Tier 1 capital ratio of at least 4% and a leverage ratio of at least 4% (3% in some cases) and is not well capitalized; (c) "undercapitalized" if it has a risk-adjusted total capital ratio of less than 8%, a Tier 1 capital ratio of less than 4% or a leverage ratio of less than 4% (3% in some cases); (d) "significantly undercapitalized" if it has a risk-adjusted total capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and
(e) "critically undercapitalized" if its tangible equity is less than 2% of total assets. As of December 31, 1996, all of Norwest's insured depository institutions met the criteria for well capitalized institutions as set forth above.

   A depository institution's primary federal bank regulator is authorized to downgrade the institution's capital category to the next lower category upon a determination that the institution is engaged in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. An unsafe or unsound practice can include receipt by the institution of a less than satisfactory rating on its most recent examination with respect to its asset quality, management, earnings or liquidity.

   The FDI Act generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would as a result be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities (including asset growth) and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with the plan. The aggregate liability of the parent holding company is limited to the lesser of (a) 5% of the depository institution's total assets at the time it became undercapitalized or (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to the institution as of the time it fails to comply with the plan. If an undercapitalized depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.
<PAGE 47>
   Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

FDIC Insurance

   The FDIC insures the deposits of Norwest's depository institution subsidiaries through the Bank Insurance Fund (BIF) or, in the case of deposits held by its savings and loan association subsidiary or deposits held by banking subsidiaries as a result of savings and loan associations acquired by Norwest, through the Savings Association Insurance Fund (SAIF). The amount of FDIC assessments paid by each BIF member institution is based on its relative risk of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution's capitalization risk category and supervisory subgroup category. An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup category is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness.

   The BIF assessment rate currently ranges from zero to 27 cents per $100 of domestic deposits, with Subgroup A institutions assessed at a rate of zero and Subgroup C institutions assessed at a rate of 27 cents. The FDIC may increase or decrease the assessment rate schedule on a semiannual basis. An increase in the rate assessed one or more of Norwest's banking subsidiaries could have a material adverse effect on Norwest's earnings, depending on the amount of the increase. The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance with respect to one or more of Norwest's subsidiary depository institutions could have a material adverse effect on Norwest's earnings, depending on the collective size of the particular institutions involved.

   Deposits insured by SAIF are currently assessed at the BIF rate of zero to 27 cents per $100 of domestic deposits. The SAIF assessment rate may increase or decrease as is necessary to maintain the designated SAIF reserve ratio of 1.25% of insured deposits.

   Subject to certain exceptions, BIF and SAIF will be merged into one insurance fund effective January 1, 1999.

<PAGE 48>
   Effective January 1, 1997, all FDIC insured depository institutions are required to pay an assessment to provide funds for payment of interest on Financing Corporation ("FICO") bonds. Until December 31, 1999 or when the last savings and loan association ceases to exist, whichever occurs first, institutions will pay approximately 6.4 cents per $100 of SAIF-accessible deposits and approximately 1.3 cents per $100 of BIF assessable deposits.

Fiscal And Monetary Policies

   Norwest's business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. Norwest is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve are (a)
conducting  open  market operations in United  States  government securities,  (b)  changing the discount rates  of  borrowings  of depository institutions, (c) imposing or changing reserve requirements against depository institutions' deposits, and (d) imposing or changing reserve requirements against certain borrowing by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. For that reason alone, the policies of the Federal Reserve Board have a material effect on the earnings of Norwest's banking subsidiaries and, thus, those of Norwest.

Competition

   The financial services industry is highly competitive. Norwest's subsidiaries compete with traditional financial services providers, such as banks, savings and loan associations, credit unions, finance companies, mortgage banking companies, insurance companies, and money market and mutual fund companies. They also face increased competition from non-banking institutions such as brokerage houses and insurance companies, as well as from financial services subsidiaries of commercial and manufacturing companies. Many of these competitors enjoy the benefits of advanced technology, fewer regulatory constraints and lower cost structures.

   The financial services industry is likely to become even more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.
<PAGE 49>
                             EXPERTS

   The consolidated financial statements of Norwest and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of United and subsidiaries as of September 30, 1996 and for the year then ended incorporated by reference herein, have been incorporated herein in reliance upon the report of Daniel Ratliff & Company, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of United and subsidiaries as of September 30, 1995 and for the year then ended incorporated by reference herein, have been incorporated herein in reliance upon the report of The Daniel Professional Group, Inc., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         LEGAL OPINIONS

   A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the
Merger Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest Corporation. At September 30, 1996, Mr. Stroup was the beneficial owner of 104,247 shares and held options, exercisable within 60 days from September 30, 1996, to acquire 240,493 additional shares of Norwest Common Stock.

   The material tax consequences of the Merger to United's shareholders will be passed upon for United by Blanco Tackabery Combs & Matamoros, P.A. At September 30, 1996, 2,050 shares of United Common Stock were beneficially owned by the Profit Sharing Plan maintained by Blanco Tackabery Combs & Matamoros, P.A. for its employees or members. Blanco Tackabery Combs & Matamoros, P.A. intends to cause its plan to abstain from voting on the Merger Agreement.

        MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION

   Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated in this Proxy Statement - Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of United desiring copies of such documents may contact Norwest or United, as appropriate, at the addresses or phone numbers indicated under "AVAILABLE INFORMATION."












                           APPENDIX A


              AGREEMENT AND PLAN OF REORGANIZATION

                      AND AMENDMENT THERETO








<PAGE A-1>
                            AGREEMENT
                               AND
                     PLAN OF REORGANIZATION



     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 1st day of November, 1996, by and between THE UNITED GROUP, INC. ("United"), a North Carolina corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into United (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of United with no par per share ("United Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  Basic Plan of Reorganization

     (a) Merger. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into United pursuant to the Merger Agreement, with United as the surviving corporation, in which merger each share of United Common Stock assuming for this purpose that phantom stock, options, warrants, any shares to be issued under United Financial Service's Deferred Compensation Plan ("Deferred Compensation Plan") or the United Group Inc. Stock Bonus Plan ("Stock Bonus Plan") and other common stock equivalents constitute United Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised, shares held in United's treasury, and shares held by any United Subsidiary, as defined below, Norwest or Merger Co. will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing the Adjusted Norwest Shares by the number of shares of United Common Stock then outstanding (assuming for this purpose that phantom stock, options, warrants, any shares to be issued under the Deferred Compensation Plan or the Stock Bonus Plan, and other common stock equivalents constitute Common Stock) . The "Adjusted Norwest Shares" shall be a number equal to Eighteen Million (18,000,000) divided by the Norwest Measurement Price ("Exchange Ratio"). The "Norwest Measurement Price" is defined as the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tapes of the New York Stock Exchange during the period of (ten)10 trading days
<PAGE A-2>
ending on the day immediately preceding the meeting of the shareholders required by paragraph 4(c) of this Agreement.

     (b) Norwest Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of United Common Stock shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of United Common Stock shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of United Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

     (c) Fractional Shares. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the Norwest Measurement Price, as defined above.

     (d) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of North Carolina within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. Eastern Standard time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into United pursuant to the Merger Agreement.

     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest
Center, Sixth and Marquette, Minneapolis, Minnesota.

     2.  Representations and Warranties of  United .   United
represents and warrants to Norwest as follows:

<PAGE A-3>
     (a)  Organization and Authority.   United  is a corporation
duly organized, validly existing and in good standing under the laws of the State of North Carolina, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on United and the United Subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its
business as it is now being conducted.    United  has furnished
Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) United 's Subsidiaries. Schedule 2(b) sets forth a complete and correct list of all of United 's subsidiaries as of the date hereof (individually a "United Subsidiary" and collectively the " United Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by United.
No equity security of any United Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any United Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. 55 (1982) and the North Carolina Business Corporation Act, all of such shares so owned by United are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each United Subsidiary is a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), United does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) Capitalization. The authorized capital stock of United consists only of 25,000,000 shares of common stock, $1.00 par value, of which 1,055,367.4582 shares were outstanding as of the date hereof. The number of shares of United Common Stock outstanding includes 71,363.94 shares, 236,698.897 shares held by a trust on behalf of the participants in the Stock Bonus Plan, and no shares held in treasury by United or any United Subsidiary. The number of shares of United Common Stock that will be outstanding as of the Effective Date of the Merger will be 1,055,367.4582, including all shares newly issued by United to participants in the Deferred Compensation Plan as consideration for the release by the participants of payment in shares due to them under the Deferred Compensation Plan. Deferred Compensation Plan All of the outstanding shares of capital stock of United have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating United or any United Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of United or any United Subsidiary. Since September 30, 1996, no shares of United capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by United or any United
<PAGE A-4>
Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of United. Each of the participants in the Deferred Compensation Plan is identified at Schedule 2(c), together with the number of shares due each of said participants under said plan.

     (d)  Authorization.   United  has the corporate power and
authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by United and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of United . Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over United as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of United enforceable against United in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by United of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by United with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of United or any United Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United or any United Subsidiary is a party or by which it may be bound, or to which United or any United Subsidiary or any of the properties or assets of United or any United Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of United , violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to United or any United Subsidiary or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), any approvals or consents required by the North Carolina Banking Commission, the South Carolina Board of Financial Institutions and the Arizona Insurance Commissioner and any licensing or other law to which United is subject, and filings required to effect the Merger under North Carolina law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by United of the transactions contemplated by this Agreement and the Merger Agreement.
<PAGE A-5>
     (e) United Financial Statements. The consolidated balance sheets of United and United 's Subsidiaries as of September 30, 1994 and 1995 and related consolidated statements of income, shareholders' equity and cash flows for the two years ended September 30 , 1995, together with the notes thereto, certified by Daniel Professional Group, Inc. and included in United 's Annual Report on Form 10-K SB for the fiscal year ended September 30, 1995 (the " United 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated statements of financial condition of United and United 's Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the nine months then ended included in United 's Quarterly Report on Form 10-Q SB for the fiscal quarter ended June 30, 1996 as filed with the SEC (collectively, the " United Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of United and United 's Subsidiaries at the dates and the consolidated results of operations and cash flows of United and United 's Subsidiaries for the periods stated therein.

     (f) Reports. Since September 30 , 1990, United and each United Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K SB, Forms 10-Q SB and proxy statements and (ii) any applicable state securities or regulatory authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the " United Reports". As of their respective dates, the United Reports complied in all material respects with all the rules and regulations promulgated by the SEC and applicable state securities or other regulatory authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the United Reports have been made available to Norwest by United .

     (g) Properties and Leases. Except as may be reflected in the United Financial Statements and except for any lien for current taxes not yet delinquent, United and each United Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in United's consolidated balance sheet as of June 30, 1996 included in United's Quarterly Report on Form 10-Q SB for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to United or any United Subsidiary pursuant to which United or such United
Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by United or such United Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all United 's and each United Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.
<PAGE A-6>
     (h) Taxes. Each of United and the United Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of United and the United Subsidiaries for the fiscal year ended September 30 , 1991 and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h),
(i) neither United nor any United Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of United or any United Subsidiary which has not been settled, resolved and fully satisfied. Each of United and the United Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of June 30, 1996, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of United and the United Subsidiaries with respect to all periods through the date thereof.

     (i) Absence of Certain Changes. Since September 30, 1995 there has been no change in the business, financial condition or results of operations of United or any United Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of United and the United Subsidiaries taken as a whole.

     (j)  Commitments and Contracts.  Except as set forth on
Schedule 2(j), neither United nor any United Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

         (i)  any employment contract or understanding
     (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by United or such United Subsidiary); or

         (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or

         (iii) any labor contract or agreement with any labor union; or

         (iv) any contract containing covenants which limit the ability of United or any United Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, United or any
<PAGE A-7>
     United Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); or

         (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K, or which was not made in the ordinary course of business; or

         (vi)  any lease with annual rental payments aggregating
     $10,000 or more; or

          (vii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

     (k)  Litigation and Other Proceedings.   United  has
furnished Norwest copies of all attorney responses to the request of the independent auditors for United with respect to loss contingencies as of September 30, 1995 in connection with the United financial statements included in the United 10-K. Except as set forth at Schedule 2(k), no legal or regulatory proceedings or regulatory investigations have been filed or commenced against United or any United Subsidiary. To the best knowledge of United, neither United nor any United Subsidiary is a party to any threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of United and the United Subsidiaries taken as a whole.

     (l)  Insurance.   United  and each  United  Subsidiary is
presently insured, and during each of the past five calendar years (or during such lesser period of time as United has owned such United Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m)  Compliance with Laws.   United  and each  United
Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of United or such United Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of United , no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by United and each United
Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign
<PAGE A-8>
law, statute, ordinance, license or regulation. Neither United nor any United Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of United or any United Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of United and the United Subsidiaries taken as a whole.

     (n) Labor. No work stoppage involving United or any United Subsidiary is pending or, to the best knowledge of United , threatened. Neither United nor any United
Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of United or such United Subsidiary. Employees of United and the United Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o) Material Interests of Certain Persons. Except as set forth on Schedule 2(o), to the best knowledge of United no officer or director of United or any United Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of United or any United Subsidiary.

     (p)   United  Benefit Plans.

         (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which United or any United Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by United or any United Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

         (ii)  Each Plan is and has been in all material
     respects operated and administered in accordance with its provisions and applicable law. Except as set forth on
     Schedule 2(p), United or the United subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of
     Section 401(a) of the Internal Revenue Code of 1986, as
     amended (the "Code"), apply.   United  knows of no reason
     that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.
<PAGE A-9>
         (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

         (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of United , no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under
     Part 4 of Title I of ERISA which could subject, to the best knowledge of United , such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to United and the United Subsidiaries taken as a whole.

         (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

         (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

         (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of United or any United Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) Proxy Statement, etc. None of the information regarding United and the United Subsidiaries supplied or to be supplied by United for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of United Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to United 's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material
<PAGE A-10>
fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which United and the United Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (r)  Registration Obligations.  Except as set forth on
Schedule 2(r), neither United nor any United Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) Brokers and Finders. Except for Orr Management Company, neither United nor any United Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for United or any United Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (t) Fiduciary Activities. Neither United nor any United subsidiary has ever had any accounts for which it has acted as a fiduciary including but not limited to accounts for which it has served as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

     (u) No Defaults. Neither United nor any United Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon United and the United Subsidiaries, taken as a whole. To the best of United 's knowledge, all parties with whom United or any United Subsidiary has material leases, agreements or contracts or who owe to United or any United Subsidiary material obligations other than with respect to those arising in the ordinary course of the business of the United Subsidiaries are in compliance therewith in all material respects.

     (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on United or any United Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of United 's knowledge, threatened against United or any United Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon United and United 's Subsidiaries taken as a whole; to the best of United 's knowledge there is no reasonable basis for any such
<PAGE A-11>
proceeding, claim or action; and to the best of United 's knowledge neither United nor any United Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such
environmental liability.   United  has provided Norwest with
copies of all environmental assessments, reports, studies and other related information in its possession with respect to each non-residential OREO property.

     3. Representations and Warranties of Norwest. Norwest represents and warrants to United as follows:

     (a) Organization and Authority. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b) Norwest Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 1995, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest.
No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) Capitalization. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on June 30, 1996 , no shares of 10.24% Cumulative Preferred Stock at $100 stated value, 980,000 shares of Cumulative Tracking Preferred Stock at $200 stated value, 12,304 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, and 23,664 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, and 37,939 shares of 1996 ESOP Cumulative Convertible Preferred Stock at $1,000 stated value were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on June 30, 1996 , no shares were outstanding; and (iii) 500,000,000 shares of Common Stock,
<PAGE A-12>
$1-2/3 par value, of which as of the close of business on June 30, 1996, 370,189,434 shares were outstanding and 4,744,191 shares were held in the treasury. All of the outstanding shares of capital stock of Norwest have been duly and validly authorized and issued and are fully paid and nonassessable.

     (d) Authorization. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger North Carolina law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e) Norwest Financial Statements. The consolidated balance sheets of Norwest and Norwest's subsidiaries as of December 31, 1994 and 1995 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1995, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Norwest 10-K")
<PAGE A-13>
as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) Reports. Since December 31, 1990, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and
(v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports." As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Taxes. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.
<PAGE A-14>
     (h) Absence of Certain Changes. Since December 31, 1995, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (i) Litigation and Other Proceedings. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) Insurance. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (k) Compliance with Laws. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (l)  Norwest Benefit Plans.

         (i) As of May 1, 1996 , the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on
     Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.
<PAGE A-15>
         (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on
     Schedule 3(l), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA and REA for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

         (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

         (iv) Except as set forth on Schedule 3(l), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

         (v) Except as set forth on Schedule 3(l), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

         (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

         (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance,
 <PAGE A-16>
     unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (m) Registration Statement, etc. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (n) Brokers and Finders. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     4. Covenants of United. United covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, United, and each United Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of United and each United Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on United
<PAGE A-17>
and the United Subsidiaries taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick and Deloitte & Touche) to examine its and its Subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of United herein expressed.

     (b) Except as otherwise set forth in or required by this Agreement, from the date hereof until the Effective Time of the Merger, United and each United subsidiary will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue, sell or purchase shares held by a United Subsidiary, authorize for issuance, sale, or purchase, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities, except as requested by Norwest for full payment to the participants in the Deferred Compensation Plan as consideration for release of any payment in shares due to them under the Deferred Compensation Plan; authorize or incur any long-term debt; mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into, or amend, or extend, or renew any material agreement, contract or commitment in excess of $25,000 except lending transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made in the ordinary course of business;
amend or terminate any Plan except as required by law or by this Agreement; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of United; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any United Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of United will duly call, and will cause to be held not later than thirty (30) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of United will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the North Carolina Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

     (d) United will furnish or cause to be furnished to Norwest all the information concerning United and its subsidiaries required for inclusion, at the sole discretion of Norwest, in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Daniel Professional Group, Inc.to use such opinion in such Registration Statement.
<PAGE A-18>
     (e) United will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of United or any United Subsidiary to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) United will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) United will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to United and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to United 's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to United , in the public domain, or later acquired by United from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither United , nor any United Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of United or any United Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of United or any United Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with United or any United Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to United or any United Subsidiary concerning any of the foregoing, United or such United Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i)  {intentionally left blank}

     (j) United and each United Subsidiary will take all action necessary or required to terminate and will terminate (i) the Stock Bonus Plan and the Deferred Compensation Planeffective as of immediately prior to the Effective Time of the Merger which termination of the Deferred Compensation Plan shall be on the terms and conditions described in paragraph 4(k) below(ii) its Employee Savings Plan as of immediately prior to the Effective Time of the Merger and distribute to each participant in said plan the full amount owing to each of said participants under said plan, with the termination to be effective prior to the Effective Date of the
<PAGE A-19>
Merger and the payment in full to be made prior to the Effective Date of the Merger; and (iii) its Notes Payable Program, with the termination to be effective prior to the Effective Date of the Merger, and pay to each note holder under said program, prior to the Effective Date of the Merger, the full amount owing to each note holder, and obtain a release, prior to the Effective Date of the Merger, from each such note holder of any further liability under the note. United and each United Subsidiary will
(A) if requested by Norwest, terminate or amend any or all other qualified pension and welfare benefit plan and any or all other non-qualified benefit plan and compensation arrangement as of the Effective Date of the Merger, (B) amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (Ci) submit an application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of
Section 401(a) of the Code prior to the Effective Date of the Merger. United shall pay in full the senior subordinated note payable to its primary carrier of credit life and disability insurance due June 30, 1999.

     (k) United shall cause United Financial Services, Inc., a United Subsidiary, to (i)) ratify its Deferred Compensation Plan as adopted and effective as of September 1, 1990 and as set forth at Schedule 4(k)(i), (ii) amend said Deferred Compensation Plan to reflect the practices and procedures that became effective in 1994 and as set forth at Schedule 4(k)(ii), and (iii) amend its Deferred Compensation Plan to (A) remove any requirement that all benefits be paid in cash, and (B) provide for the issuance of record (but not distribution) of such shares of United Common Stock to participants in such plan immediately prior to the Effective Time of the Merger in exchange for such shares held for payment in shares to such participant, (C) provide for the distribution after the Effective Time of the Merger to Deferred Compensation Plan participants who have deferred cash accounts in said plan of all amounts held in such account in a lump sum payment, subject to the payment by such participant of all amounts sufficient to satisfy any minimum federal or state income tax withholding requirements, (D) provide for the substitution as of the Effective Time of the Merger for an amount of shares of Norwest Common Stock in accordance with the Exchange Ratio for shares of United Common Stock issued to such participant, and (E) the distribution as soon as is practicable after the Effective Time of the Merger to participants of shares of Norwest Common Stock, subject to either the payment to Norwest of cash sufficient to satisfy all minimum federal or state income tax withholding requirements or the sale to Norwest of shares of Norwest Common Stock in an amount necessary to satisfy such requirements.

     (l) United shall cause United Financial Services, Inc., a United Subsidiary, to use its best efforts to obtain from each participant in its Deferred Compensation Plan within 45 days after the date of this Agreement, (i) said participant's written consent to termination and amendment of the Deferred Compensation Plan on the terms described in paragraph 4(j)(i) and 4(k), and (ii) a release of United, each United Subsidiary, Norwest, Merger Co., and their successors and assigns of all claims arising directly or indirectly from the Deferred Compensation Plan, except fulfillment of United's obligations arising under said plan as ratified and amended pursuant to paragraph 4(k).

     (m) Neither United nor any United Subsidiary shall take any action which with respect to United would disqualify the Merger as a "pooling of interests" for accounting purposes.
<PAGE A-20>
     (n) United shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of United who may reasonably be deemed an "affiliate" of United within the meaning of such term as used in Rule 145 under the Securities Act.

     (o) United and each United Subsidiary shall make such adjustments immediately before the Merger, to be effective as of such dates as Norwest may request, as may be necessary to conform United 's and each United Subsidiary's accounting and credit loss reserve practices and methods to those of Norwest and consistent with Norwest's plans with respect to the conduct of United 's business following the Merger and to provide, to the extent permitted by generally accepted accounting practices, for the costs and expenses relating to the consummation by United of the Merger and the other transactions contemplated by this Agreement.

     (p) Not later than the day immediately preceding the Effective Date of Merger, all salaries, wages, bonuses, commissions and any other amounts now or hereafter due present or former employees, officers, directors and others relating to services rendered to United or any United Subsidiary up to and including the Effective Date of Merger will have been paid or properly accrued on the books of United or the applicable United Subsidiary, including, without limitation, any fee incurred by United or any United Subsidiary in connection with termination of the employment agreements that United Financial Services, Inc. has with Bill G. Beaver and Kenneth M. O'Connell.

     (q) United will take all action necessary or required to operate the Plans so as to maintain compliance with the provisions of ERISA and the Code, including the Tax Reform Act of 1986 and regulations thereunder and other applicable law.

     (r) United shall obtain, at its sole expense, a Phase I environmental assessment for each of its owned real properties and each non-residential OREO property . Oral reports of such environmental assessments shall be delivered to Norwest no later than four (4) weeks and written reports shall be delivered to Norwest no later than six (6) weeks from the date of this Agreement. United shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Norwest on the basis of the results of such Phase I environmental assessments. United shall obtain a survey and assessment of all potential asbestos containing material in owned properties (other than OREO property) and a written report of the results shall be delivered to Norwest within four weeks of the date of this Agreement.

     (s) Don G. Angell shall have entered into an agreement with Norwest providing for payment in full, not later than two business days after the Effective Date of the Merger, of any receivable owed to United, prior to the Effective Date of the Merger, by Don G. Angell or an organization owned in part or in full by Don G. Angell; said agreement shall state the amount of said receivable, and also provide that payment in full of said receivable shall be secured by a pledge to Norwest of shares of Norwest Common Stock with a value, in Norwest's reasonable judgment, to secure payment in full of the receivable.
<PAGE A-21>
     (t) United shall terminate and satisfy in full the employment agreements that it has with Bill G. Beaver and Kenneth
M. O'Connell and each of said employees shall sign a termination and release agreement satisfactory to Norwest, which termination and release agreement with respect to Bill G. Beaver shall contain a no-compete agreement of not less than three (3) years in duration, and a geographical scope of not less than North Carolina and South Carolina and their contiguous states, and which shall prohibit said employee from engaging in the financial services business except in connection with any employment agreement that he may enter into with Norwest or any affiliate; said termination agreements and releases shall have been delivered to Norwest by United.

     (u) The agreement made and entered into on November 12, 1993 by and between Financial Insurance Management Group, a Florida company, and United Financial Services, Inc., which is set forth on Schedule 4(u), shall be terminated at no financial impact to Norwest and no reduction in the equity of United or any United Subsidiary, and United shall obtain and deliver to Norwest a release by Financial Insurance Management Group that is satisfactory to Norwest.

     (v) No United Subsidiary shall dispose of or distribute any United shares (other than the newly issued shares as required by paragraph 4(k).

          5. Covenants of Norwest. Norwest covenants and agrees with United as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to United all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of United , or in any statement or application made by United to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of United pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations
<PAGE A-22>
thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the United shareholders, at the time of the United shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by United or any United subsidiary for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger
Agreement on the New York Stock Exchange and the Chicago Stock
Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of United pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid, and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of United pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with United to obtain all such approvals and consents required by United .

     (h) Norwest will hold in confidence all documents and information concerning United and United 's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with United (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to United .
<PAGE A-22>
     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the North Carolina Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k)    {intentionally left blank}

     6. Conditions Precedent to Obligation of United. The obligation of United to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by United :

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

     (c) United shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of United required for approval of a plan of merger in accordance with the provisions of United 's Articles of Incorporation and By-laws and the North Carolina Business Corporation Act.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.
<PAGE A-24>
     (g) The shares of Norwest Common Stock to be delivered to the stockholders of United pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

     (h) United shall have received an opinion, dated the Closing Date, of counsel to United, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of United Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of United will be the same as the basis of United Common Stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of United will include the holding period of the United Common Stock, provided such shares of United
Common Stock were held as a capital asset as of the Effective
Time of the Merger.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     7. Conditions Precedent to Obligation of Norwest. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, any one or all of which may be waived in writing by
Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all material respects as if made at the Time of Filing.

     (b) United shall have, or shall have caused to be, performed and observed in all material respects each covenant, condition and agreement herein to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement and the Merger Agreement shall have been approved (i) prior to November 1, 1996 by the Board of Directors of United, and (ii) at the meeting described in paragraph 4(c) hereof, by the affirmative vote of the holders of the percentage of the outstanding shares of United required for approval of a plan of merger in accordance with the provisions of United 's Articles of Incorporation and By-laws and the North Carolina Business Corporation Act.
<PAGE A-25>
     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of United , as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest and United shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to United or any United Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) United and each United Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to United 's or such subsidiary's business required for the consummation of the Merger, including, without limitation, waiver of any provision in any loan agreement that would make consummation of the transactions contemplated by this Agreement an event of default or impose any other penalty under the loan agreement, and United and each United Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) The Merger shall qualify for accounting treatment as a "pooling of interests" as determined by Norwest.

     (i) At any time since the date hereof the total number of shares of United Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute United Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Norwest, shall be 1,055,367.4582. (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (k) Norwest shall have received from the President and Chief Financial Officer of United a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of United included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of United ;
<PAGE A-26>
         (ii) the amounts reported in the interim quarterly financial statements of United agree with the general ledger of United ;

         (iii) the annual and quarterly financial statements of United and the United Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

            (iv) from the date of the most recent unaudited consolidated financial statements of United and the United Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of United and the United Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of United and the United Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except (a) in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters; or (b) in each case for changes, increases or decreases which result from events herein or resulting from the transactions set forth herein.

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of United and the United Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of United and the United Subsidiaries and have found them to be in agreement with financial records and analyses prepared by United included in the annual and quarterly financial statements, except as disclosed in such letters.

     (l) United and the United Subsidiaries considered as a whole shall not have sustained since September 30,, 1995 any material loss or interference with their business, including, without limitation, any loss or interference from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on United or any United Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the
<PAGE A-27>
Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon United and its subsidiaries taken as a whole.

     (n) Since June 30, 1996 no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of United and the United Subsidiaries taken as a whole (other than changes in laws or regulations, or interpretations thereof, that affect the consumer finance industry generally or changes in the general level of interest rates).

     (o) United shall have taken the actions required by paragraphs 4(q), (v), (s), and (t) hereof.

     (p) United shall have (A) terminated its Deferred Compensation Plan, Stock Bonus Plan, Employee Savings Plan, and Notes Payable Program as provided in paragraph 4(j), (B) taken the actions required by paragraphs 4(k) and 4(l), and (C) obtained the consent and release described in Paragraphs 4(l0(i) and 4(l)(ii) of each participant in the Deferred Compensation Plan.

     8. Employee Benefit Plans. Each person who is an employee of United or any United Subsidiary as of the Effective Date of the Merger ("United Employee") shall be, subject to the next sentence, eligible for participation in the benefit plans available for Norwest Financial North Carolina, Inc. ("NFNCI") that are in effect from time to time, subject to any eligibility requirements applicable to such plans. Norwest, or any of its affiliates, reserves the right to continue to maintain, following the Merger, the medical benefit plan maintained by United prior to the Merger, for one or more or all of the United Employees and, during the period that such plan is being maintained, United Employees who are eligible for coverage under such plan or plans shall not be eligible to participate in the corresponding NFNCI plan or plans. United Employees shall receive credit under NFNCI's benefit plans for time in service as a United Employee for eligibility and vesting purposes, but not for purposes of computing the amount or scope of any such benefit; provided, however, NFNCI shall assure , if United's medical plan is not continued after the Merger, that United Employees who are participating in United's medical benefit plan and were entitled to receive benefits thereunder as of the Effective Date of the Merger shall not be denied benefits as would be provided by NFNCI's medical benefits plan because of a pre-existing condition provision of NFNCI's medical benefit plan that would have the effect of denying benefits under NFNCI's plan as of the Effective Date of the Merger.

     9.  Termination of Agreement.

     (a) This Agreement may be terminated at any time prior to the Time of Filing:

         (i)  by mutual written consent of the parties hereto;

         (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by April 30, 1997 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or
 <PAGE A-28>
     observe in all material respects each of the covenants and agreements herein to be performed or observed by such party;

         (iii) by United or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (iv) by Norwest or United if there has been a misrepresentation or breach in any material respect on the part of the other in the representations and warranties set forth herein and such breach or misrepresentation, after due notice, has not been corrected, or if, after due notice, there has been a failure on the part of the other to comply in any material respect with a covenant, agreement or condition precedent herein;

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. Expenses. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation broker, financial advisor, legal and accounting fees, incurred by United and United Subsidiaries shall be borne by United , and all such expenses incurred by Norwest shall be borne by Norwest.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.
 .
     12. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary
<PAGE A-29>
and to              Norwest Financial, Inc.
               206 8th Street
               Des Moines, Iowa 50309
               Attention:  General Counsel

          If to United:

               The United Group, Inc.
               Suite 203
               5960 Fairview Road
               Charlotte, North Carolina 28210

               and to:

               George E. Hollodick
               Blanco Tackabery Combs & Matamoros, P.A.
               P.O. Drawer 25008
               Winston-Salem, North Carolina 27114
or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. Complete Agreement. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. Waiver and Other Action. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. Amendment. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of United shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

     18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.
<PAGE A-30>
     19. Representations and Warranties. The representations and warranties contained in this Agreement (i) apply only to events occurring before the Merger or the termination of this Agreement; and (ii) unless specifically waived in writing, shall survive the Effective Date of Merger for a three year period beginning on the Effective Date of the Merger. No representation or warranty, except as set forth in paragraph 9(b), shall survive the termination of this Agreement. Paragraph 10 shall survive the Merger.

     20. Public Statements. Neither Norwest nor United will, except as required by law or regulation (in which case, the disclosing party will notify the other party at least 48 hours prior to making such disclosure, unless in the reasonable judgment of counsel for the disclosing party, immediate disclosure or disclosure before the expiration of such 48 hour period is required under applicable law), or with the prior written consent of the other party, make any public disclosure or permit any public disclosure to be made regarding this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. Provided, however that nothing herein shall prohibit either party from making any disclosure which is a communication directed to its employees or the employees of any of its affiliates.

     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NORWEST CORPORATION                THE UNITED GROUP, INC.
By:  /s/ John E. Ganoe             By:  /s/ Bill G.
Beaver

Title:  Executive Vice President             Title:
President


<PAGE A-31>

                                                  Exhibit A

                  AGREEMENT AND PLAN OF MERGER
                 Between THE UNITED GROUP, INC.
                  a North Carolina corporation
                   (the surviving corporation)
                               and
                           MERGER CO.
                  a North Carolina corporation
                    (the merged corporation)

     This Agreement and Plan of Merger dated as of October ____, 1996, between THE UNITED GROUP, INC., a North Carolina corporation (hereinafter sometimes called "UNITED" and sometimes called the "surviving corporation") and MERGER CO., a North Carolina corporation ("Merger Co.")(said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Merger Co., a wholly-owned subsidiary of Norwest Corporation, was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of North Carolina____ on _______, 19__, and said corporation is now a corporation subject to and governed by the provisions of the North Carolina Business Corporation Act. Merger Co. has authorized capital stock of ________ shares of common stock having a par value of $_____ per share ("Merger Co. Common Stock"), of which _________ shares were outstanding as of the date hereof; and

     WHEREAS, UNITED was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of North Carolina on ________, 19__ and said corporation is now a corporation subject to and governed by the provisions of the North Carolina Business Corporation Act. UNITED has authorized capital stock of 25,000,000 shares of Common Stock, no par value per share ("UNITED Common Stock") of which _____________ shares were outstanding and no shares were held in the treasury as of ___________ , 19__; and

     WHEREAS, Norwest Corporation and UNITED are parties to an Agreement and Plan of Reorganization dated as of October ___ , 1996 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into UNITED, with UNITED continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the North Carolina Business Corporation Act, which statute permits such merger; and
<PAGE A-32>
     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Merger Co., in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into UNITED pursuant to the laws of the State of North Carolina, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into UNITED, the mode of carrying said merger into effect, the manner and basis of converting the shares of UNITED Common Stock (other than shares of UNITED Common Stock held by United's wholly-owned subsidiary, United Financial Services, Inc. ("UFS") into shares of common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger, Merger Co. shall be merged with and into UNITED, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be The United Group, Inc.

     SECOND: The Articles of Incorporation of UNITED at the time of merger shall be amended as set forth below and, as so amended, shall be the Articles of Incorporation of the surviving corporation until further amended according to law:

          [Amend to change number of directors, etc.]

     THIRD: The By-Laws of UNITED at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: The directors of Merger Co. at the time of merger shall be and remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify.

     FIFTH:   The officers of Merger Co. at the time of merger
shall be and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of UNITED Common Stock into cash or shares of Norwest Common Stock shall be as follows:

     1. A. Each of the shares of UNITED Common Stock outstanding immediately prior to the time of merger (other than shares owned by UFS and shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into

<PAGE A-33>

      and exchanged for the number of shares of Norwest Common Stock determined by dividing the Adjusted Norwest Shares by the number of shares of UNITED Common Stock then outstanding. The "Adjusted Norwest Shares" shall be a number equal to $_______ divided by the Norwest Measurement Price. The "Norwest Measurement Price" is defined as the closing price of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange on the second day immediately preceding the Effective Date of the Merger.

          B. Each of the shares of UNITED Common Stock held by UFS shall remain as issued and outstanding shares of UNITED
     Common Stock following the merger and shall be unaffected by the merger.

     2. As soon as practicable after the merger becomes effective, each holder, other than UFS, of a certificate for shares of UNITED Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate (other than certificates held by UFS) which, immediately prior to the time of merger, represented shares of UNITED Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest Common Stock into which such shares of UNITED Common Stock have been converted on the basis above set forth; provided, however, until the holder of such certificate for UNITED Common Stock shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock, if any, into which a share of UNITED Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of UNITED Common Stock shall be converted will equal the number of shares of Norwest Common
<PAGE A-34>
     Stock which the holders of shares of UNITED Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

     4. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the ten (10) trading days immediately preceding the meeting of shareholders held to vote on the merger.

     5. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for shares of the surviving corporation after the time of merger.


     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of North Carolina; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Merger Co. and UNITED in accordance with the North Carolina Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the North Carolina Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the Secretary or an Assistant Secretary of Merger Co., and by the President or a Vice President of UNITED and by the Secretary or an Assistant Secretary of UNITED, and shall be filed in the office of the Secretary of State of theState of North Carolina in accordance with the North Carolina Business Corporation Act.

     2.   The merger shall become effective as of 11:59 p.m. (the
     "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of UNITED shall continue as the surviving corporation.
<PAGE A-35>
     2.   The merger shall have the other effects prescribed by
     Section 55-11-06 of the North Carolina Business Corporation
     Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. The surviving corporation shall (i) file with the Secretary of State of the State of North Carolina an agreement that it may be served with process within or without the State of North Carolina in the courts of the State of North Carolina in any proceeding for the enforcement of any obligation of Merger Co. and in any proceeding for the enforcement of the rights of a dissenting shareholder of Merger Co. against UNITED, and (ii) file with said Secretary of State an agreement that it will promptly pay to the dissenting shareholders of Merger Co. the amount, if any, to which such dissenting shareholders will be entitled under the provisions of the North Carolina Business Corporation Act with respect to the rights of dissenting shareholders.

     2. The registered office of the surviving corporation in the State of North Carolina shall be at _______________, and the name of the registered agent of UNITED at such address is ________________________.

     3. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of UNITED and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in the surviving corporation and otherwise carry out the purposes of this Agreement.

     4. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     5. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of North Carolina.

     6. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     7. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of North Carolina, subject to the provisions of the Reorganization Agreement this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.
<PAGE A-36>
     IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                         THE UNITED GROUP, INC.


                         By: _________________________________
                         Its:  _________________________________


(Corporate Seal)


Attest:


__________________________
     Secretary


                         MERGER CO.


                         By: ________________________________
                         Its:  ________________________________


(Corporate Seal)


Attest:


___________________________
     Secretary

<PAGE A-37>

AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment to Agreement and Plan of Reorganization
("Amendment") is entered into as of the 28th day of January, 1997 by and between The United Group Inc.("United") and Norwest
Corporation ("Norwest").

     WHEREAS, United and Norwest entered into an Agreement and Plan of Reorganization as of November 1, 1996 ("Agreement"); and

     WHEREAS, United covenanted and agreed at paragraph 4(u) of the Agreement that an agreement made and entered into on November 12, 1993 by and between Financial Insurance Management Group, a Florida company, ("Financial Insurance") and United Financial Services, Inc.("Insurance Services Contract") shall be terminated at no financial impact to Norwest and no reduction in the equity of United or any United Subsidiary; and

     WHEREAS, United has informed Norwest that United and Financial Insurance have agreed that the Insurance Services
Contract shall be terminated upon the payment by United to Financial Insurance of $325,000 ("Termination Price");

     WHEREAS, Norwest and United have agreed that, in consideration for a reduction of the Adjusted Norwest Shares, United shall pay the Termination Price to Financial Insurance within five business days after the Effective Date of the Merger.

     NOW, THEREFORE it is hereby agreed as follows:

      1. The above recitals are incorporated herein by reference and are a part of this Amendment.

      2. The second sentence of paragraph 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "The "Adjusted Norwest Shares" shall be a number equal to Seventeen Million Eight Hundred and Five Thousand
          (17,805,000) divided by the Norwest Measurement Price
          ("Exchange Ratio").

      3. All capitalized terms in this Amendment that are used in the Agreement have the same meanings as in the Agreement.

      4. Except as amended hereby, the Agreement remains in full force and effect.

Norwest Corporation                The United Group, Inc.

By: :  /s/ Stanley S. Stroup            By:  _/s/ Bill G.
Beaver_____
Title:            _Executive            Vice            President
Title:_President___________










                           APPENDIX B


             NORTH CAROLINA BUSINESS CORPORATION ACT


                           ARTICLE 13

















<PAGE B-1>
                           APPENDIX B

                       Dessenters' Rights

     Part 1.  Right to Dissent and Obtain Payment for Shares

     55-13-01  DEFINITIONS. - In this Article:
     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S.55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.
     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     55-13-02 RIGHT TO DISSENT. - (a) In addition to any rights granted Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
     (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G. S .55- 11 -04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or
(ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;
     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision
<PAGE B-2>
 respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S.55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Last amended by Ch. 645, L. `91, eff. 10-1-91.)

     55-13-03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     (2) He does so with respect to all shares of which he is the beneficial shareholder.

      Part 2.  Procedure for Exercise of Dissenters' Rights

     55-13-20 NOTICE OF DISSENTERS' RIGHTS. - (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.
     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.
     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.
<PAGE B-3>

55-13-21 NOTICE OF INTENT TO DEMAND PAYMENT. - (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
     (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2) Must not vote his shares in favor of the proposed action.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

     55-13-22 DISSENTERS' NOTICE. - (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.
     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited-
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3)  Supply a form for demanding payment;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed- and
     (5)  Be accompanied by a copy of this Article.

     55-13-23 DUTY TO DEMAND PAYMENT. - (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
     (c) Shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenter's notice is not titled to payment for his shares under this Article.

     55-13-24 SHARE RESTRICTIONS. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     55-13-25 OFFER OF PAYMENT. - (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter
<PAGE B-4>
who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.
     (b) The offer of payment must be accompanied by:
     (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3)  An explanation of how the interest was calculated
     (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and
     (5)  A copy of this Article.

     55-13-26 FAILURE TO TAKE ACTION. - (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

     55-13-27 [Reserved for future codification purposes.]

     55-13-28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S OFFER OR FAILURE TO PERFORM. - (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated:
     (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 without 30 days after the dissenter's acceptance- or
     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares within 60 days after the date set for demanding payment.
     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(l) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

     55-13-30 COURT ACTION. - (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the
<PAGE B-5>
shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.
     (al) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.
     (b)  [Reserved for future codification purposes.]
     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is not right to a trial by jury.
     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of this shares, plus interest, exceeds the amount paid by the corporation.

     55-13-31 COURT COSTS AND COUNSEL FEES. - (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28- or
     (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


<PAGE II-1>

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of Norwest's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

Item 21.  Exhibits and Financial Statement Schedules

Exhibits:     Parenthetical  references  to   exhibits   in   the
       description  of Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3,  3.1.4,
       3.2, 4.1, 4.2 and 4.3 below are incorporated by reference from such exhibits to the indicated reports of Norwest filed with the Securities and Exchange Commission under File No. 1-2979.

       2.1  -      Agreement  and  Plan of  Reorganization  dated
       November  1,  1996  between The  United  Group,  Inc.  and
       Norwest      Corporation      (included      in      Proxy
       Statement - Prospectus as Appendix A).

       3.1 - Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Norwest's Current Report on Form 8-K dated June 28, 1993 and Exhibit 3 to Norwest's Current Report on Form 8-K dated July 3, 1995) .

       3.1.1 - Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative Convertible Preferred Stock (incorporated by reference to
       Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

       3.1.2 - Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9,
       1995).

       3.1.3 - Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to
       Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31,1995).

       3.1.4 - Certificate of Designations with respect to the 1996 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated February 26, 1996).

       3.2 - By-Laws, as amended (incorporated by reference to Exhibit 4(c) to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991).
<PAGE II-2>
       4.1 - Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated December 6, 1988).

       4.2  -     Certificate of Adjustment, dated July 21, 1989,
       to  Rights Agreement (incorporated by reference to Exhibit
       3 to Norwest's Form 8 dated July 21, 1989).

       4.3  -     Certificate of Adjustment, dated June 28, 1993,
       to  Rights Agreement (incorporated by reference to Exhibit
       4 to Norwest's Form 8-A/A dated June 29,1993).

       5 -  Opinion of Stanley S. Stroup, counsel to Norwest.

       8   -   Form  of  Opinion  of  Blanco  Tackabery  Combs  &
       Matamoros, P.A.

       23.1  -    Consent of Stanley S. Stroup (included as  part
       of Exhibit 5 filed herewith).

       23.2 -    Consent of KPMG Peat Marwick LLP.

       23.3.1 -  Consent of Daniel, Ratliff & Company.

       23.3.2 -  Consent of The Daniel Professional Group, Inc.

       23.4  -     Consent of Blanco Tackabery Combs & Matamoros,
       P.A.

       24 -      Powers of Attorney.

       99   -        Form   of  proxy  for  Special  Meeting   of
       Shareholders of The United Group, Inc.

Item 22.  Undertakings

  (a)     The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales
        are   being  made,  a  posteffective  amendment  to  this
        registration statement:

              (i)  To  include any prospectus required by section
        10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated
<PAGE II-3>
        maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To  remove  from  registration  by  means   of   a
        posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
<PAGE II-4>
   (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
<PAGE II-5>
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 31, 1997.

                                    NORWEST CORPORATION

                                    By: /s/ Richard M. Kovacevich
                                        Richard M. Kovacevich
                                    President and Chief Executive
                                                          Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on January 31,
1997 by the following persons in the capacities indicated:

/s/Richard M. Kovacevich      President and Chief Executive
Officer
   Richard M. Kovacevich       (Principal Executive Officer)

/s/John T. Thornton           Executive Vice President and Chief
   John T. Thornton            Financial Officer
                               (Principal Financial Officer)

/s/Michael A. Graf            Senior Vice President and
Controller
   Michael A. Graf             (Principal Accounting Officer)

J. A. BLANCHARD III  )
DAVID A. CHRISTENSEN )
GERALD J. FORD       )
PIERSON M. GRIEVE    )
CHARLES M. HARPER    )
WILLIAM A. HODDER    )
LLOYD P. JOHNSON     )                     A majority of the
REATHA CLARK KING    )                     Board of Directors*
RICHARD M. KOVACEVICH)
RICHARD S. LEVITT    )
RICHARD D. McCORMlCK )
CYNTHIA H. MILLIGAN  )
BENJAMIN F. MONTOYA  )
IAN M. ROLLAND       )
MICHAEL W. WRIGHT    )


*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                        /s/ Richard M. Kovacevich
                                         Richard M. Kovacevich
                                         Attorney-in-Fact











INDEX TO EXHIBITS

Exhibit                                                   Form of
Number                Description*                       Filing

       2.1   Agreement  and  Plan of Reorganization  dated
       November  1,  1996 between The United  Group,  Inc.
       and   Norwest   Corporation  (included   in   Proxy
       Statement - Prospectus as Appendix A).

       3.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Norwest's Current Report on Form 8-K dated June
       28, 1993 and Exhibit 3 to Norwest's Current Report on Form 8-K dated July 3, 1995).

       3.1.1      Certificate of Designations  of  Powers,
       Preferences, and Rights of Norwest ESOP  Cumulative
       Convertible   Preferred  Stock   (incorporated   by
       reference  to  Exhibit  4  to  Norwest's  Quarterly
       Report  on  Form 10-Q for the quarter  ended  March
       31, 1994).

       3.1.2      Certificate of Designations  of  Powers,
       Preferences,  and  Rights  of  Norwest   Cumulative
       Tracking    Preferred   Stock   (incorporated    by
       reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995).

       3.1.3      Certificate of Designations  of  Powers,
       Preferences,  and  Rights  of  Norwest  1995   ESOP
       Cumulative     Convertible     Preferred      Stock
       (incorporated  by  reference  to   Exhibit   4   to
       Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

       3.1.4      Certificate of Designations with respect
       to  the  1996 ESOP Cumulative Convertible Preferred
       Stock  (incorporated by reference to Exhibit  3  to
       Norwest's   Current  Report  on  Form   8-K   dated
       February 26, 1996).

       3.2    By-Laws,   as   amended   (incorporated   by
       reference  to  Exhibit 4(c) to Norwest's  Quarterly
       Report  on  Form 10-Q for the quarter  ended  March
       31, 1991).

       4.1   Rights  Agreement, dated as of  November  22,
       1988,  between  Norwest Corporation  and  Citibank,
       N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated December 6, 1988).

       4.2   Certificate  of Adjustment,  dated  July  21,
       1989,   to   Rights   Agreement  (incorporated   by
       reference  to Exhibit 3 to Norwest's Form  8  dated
       July 21, 1989).





Exhibit                                               Form of
Number                Description*                     Filing

 4.3   Certificate of Adjustment, dated June 28,
       1993, to Rights Agreement (incorporated by reference to Exhibit 4 to Norwest's
       Form 8-A/A dated June 29, 1993).

   5   Opinion of Stanley S. Stroup, counsel  to    Electronic
       Norwest.                                    Transmission

   8   Form of Opinion of Blanco Tackabery Combs    Electronic
       & Matamoros, P.A.                           Transmission

23.1 Consent of Stanley S. Stroup (included as part of Exhibit 5 filed herewith).

23.2   Consent of KPMG Peat Marwick LLP.            Electronic
                                                   Transmission

23.3.1 Consent of  Daniel, Ratliff & Company.       Electronic
                                                   Transmission

23.3.2 Consent of The Daniel Professional Group,    Electronic
       Inc.                                        Transmission

23.4   Consent  of  Blanco  Tackabery  Combs   &    Electronic
       Matamoros, P.A.                             Transmission

  24   Powers of Attorney                           Electronic
                                                   Transmission

  99   Form  of  proxy  for Special  Meeting  of    Electronic
       Shareholders of The United Group, Inc.      Transmission

     * Parenthetical references to exhibits in the description of Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3, 3.1.4,
     3.2, 4.1 and 4.2 are incorporated by reference from such exhibits to the indicated reports of Norwest filed with the SEC under File No. 1-2979.